                                                                    EXHIBIT 10.7



                                   AMENDED AND
                            RESTATED CREDIT AGREEMENT

                                      AMONG

                              ATWOOD OCEANICS, INC.
                                       AND
                             ATWOOD DEEP SEAS, LTD.
                                  AS BORROWERS

                                       AND

                                  BANK ONE, NA
                   AND THE FINANCIAL INSTITUTIONS NAMED HEREIN
                                    AS BANKS

                                  BANK ONE, NA,
                             AS ADMINISTRATIVE AGENT

                                     NORDEA
                             AS DOCUMENTATION AGENT

                        CREDIT LYONNAIS, NEW YORK BRANCH
                            AND FORTIS CAPITAL CORP.
                              AS SYNDICATION AGENTS

                         BANC ONE CAPITAL MARKETS, INC.,
                      AS LEAD ARRANGER AND SOLE BOOK RUNNER

                      $75,000,000 REVOLVING CREDIT FACILITY

                                FEBRUARY 20, 2002

                                TABLE OF CONTENTS

                                                                        Page No.
1.       Definitions...........................................................1
2.       Commitments of the Bank..............................................11
         (a)  Terms of Revolving Commitment...................................11
         (b)  Procedure for Borrowing.........................................11
         (c)  Letters of Credit...............................................12
         (d)  Procedure for Obtaining Letters of Credit.......................13
         (e)  Voluntary Reduction of Revolving Commitment.....................13
         (f)  Type and Number of Advances.....................................13
         (g)  Status of Obligations...........................................13
         (h)  Mandatory Reduction of Revolving Commitment.....................13
3.       Notes Evidencing Loans...............................................14
         (a)  Form of Notes...................................................14
         (b)  Issuance of Additional Notes....................................14
         (c)  Interest Rates..................................................14
         (d)  Payment of Interest.............................................14
         (e)  Payment of Principal............................................14
         (f)  Payment to Banks................................................14
         (g)  Sharing of Payments, Etc........................................15
         (h)  Non-Receipt of Funds by the Agent...............................15
4.       Interest Rates.......................................................15
         (a)  Options.........................................................15
         (b)  Interest Rate Determination.....................................16
         (c)  Conversion Option...............................................16
         (d)  Recoupment......................................................16
5.       Special Provisions Relating to Loans.................................16
         (a)  Unavailability of Funds or Inadequacy of Pricing................16
         (b)  Change in Laws..................................................16
         (c)  Increased Cost or Reduced Return................................17
         (d)  Discretion of Bank as to Manner of Funding......................18
         (e)  Breakage Fees...................................................18
6.       Collateral Security..................................................19
7.       Fees.................................................................19
         (a)  Unused Fee......................................................19
         (b)  The Letter of Credit Fee........................................19
         (c)  Agency Fees.....................................................19
8.       Prepayments..........................................................20
         (a)  Voluntary Prepayments...........................................20
         (b)  Mandatory Prepayment............................................20
9.       Representations and Warranties.......................................20
         (a)  Creation and Existence..........................................20
         (b)  Power and Authority.............................................20
         (c)  Binding Obligations.............................................20
         (d)  No Legal Bar or Resultant Lien..................................20
         (e)  No Consent......................................................20
         (f)  Financial Condition.............................................21
         (g)  Liabilities.....................................................21
         (h)  Litigation......................................................21
         (i)  Taxes; Governmental Charges.....................................21

         (j)  Titles, Etc.....................................................21
         (k)  Defaults........................................................21
         (l)  Casualties; Taking of Properties................................21
         (m)  Use of Proceeds; Margin Stock...................................22
         (n)  Location of Business and Offices................................22
         (o)  Compliance with the Law.........................................22
         (p)  No Material Misstatements.......................................22
         (q)  ERISA...........................................................22
         (r)  Public Utility Holding Company Act..............................22
         (s)  Environmental Matters...........................................22
         (t)  Liens...........................................................23
         (u)  Material Subsidiaries...........................................23
10.      Conditions of Lending................................................23
11.      Affirmative Covenants................................................25
         (a)  Financial Statements and Reports................................26
         (b)  Certificates of Compliance......................................26
         (c)  Taxes and Other Liens...........................................26
         (d)  Compliance with Laws............................................27
         (e)  Further Assurances..............................................27
         (f)  Performance of Obligations......................................27
         (g)  Insurance.......................................................27
         (h)  Accounts and Records............................................28
         (i)  Right of Inspection.............................................28
         (j)  Notice of Certain Events........................................28
         (k)  ERISA Information and Compliance................................28
         (l)  Environmental Compliance........................................28
         (m)  Environmental Notifications.....................................28
         (n)  Environmental Indemnifications..................................29
         (o)  Change of Principal Place of Business...........................30
         (p)  Payables and Other Indebtedness.................................30
         (q)  Collateral Maintenance..........................................30
         (r)  Maintenance of Rigs.............................................30
12.      Negative Covenants...................................................30
         (a)  Negative Pledge.................................................30
         (b)  Current Ratio...................................................31
         (c)  Funded Debt to EBITDA...........................................31
         (d)  Interest Coverage Ratio.........................................31
         (e)  Funded Debt to Tangible Net Worth...............................31
         (f)  Tangible Net Worth..............................................31
         (g)  Consolidations and Mergers......................................31
         (h)  Debts, Guaranties and Other Obligations.........................31
         (i)  Dividends.......................................................32
         (j)  Loans and Advances..............................................32
         (k)  Sale or Discount of Receivables.................................33
         (l)  Nature of Business..............................................33
         (m)  Transactions with Affiliates....................................33
         (n)  Investments.....................................................33
         (o)  Amendment to Articles of Incorporation or
              Partnership Agreements..........................................33
         (p)  Management of Rigs..............................................33
         (q)  Charter of Rigs.................................................33
         (r)  Modification of Rigs............................................33
         (s)  Sale of Rigs, etc...............................................34

         (t)  Stock of Material Subsidiaries..................................34
13.      Events of Default....................................................34
14.      The Agent and the Banks..............................................36
         (a)  Appointment and Authorization...................................36
         (b)  Note Holders....................................................36
         (c)  Consultation with Counsel.......................................36
         (d)  Documents.......................................................36
         (e)  Resignation or Removal of Agent.................................37
         (f)  Responsibility of Agent.........................................37
         (g)  Independent Investigation.......................................38
         (h)  Indemnification.................................................38
         (i)  Benefit of Section 14...........................................38
         (j)  Pro Rata Treatment..............................................38
         (k)  Assumption as to Payments.......................................38
         (l)  Other Financings................................................39
         (m)  Interests of Banks..............................................39
         (n)  Investments.....................................................39
         (o)  Withholding Tax.................................................39
15.      Exercise of Rights...................................................39
16.      Notices..............................................................40
17.      Expenses.............................................................40
18.      Indemnity............................................................40
19.      Governing Law........................................................41
20.      Invalid Provisions...................................................41
21.      Maximum Interest Rate................................................41
22.      Amendments or Waivers................................................42
23.      Multiple Counterparts................................................42
24.      Conflict.............................................................42
25.      Survival.............................................................42
26.      Parties Bound........................................................42
27.      Assignments and Participations.......................................43
28.      Choice of Forum: Consent to Service of Process and Jurisdiction......44
29.      Waiver of Jury Trial.................................................44
30.      Other Agreements.....................................................44
31.      Financial Terms......................................................44


EXHIBITS

Exhibit "A"       -        Notice of Borrowing
Exhibit "B"       -        Note
Exhibit "C"       -        Certificate of Compliance
Exhibit "D"       -        Assignment and Acceptance Agreement

SCHEDULES

Schedule 1        -        Liens
Schedule 2        -        Financial Condition
Schedule 3        -        Liabilities
Schedule 4        -        Litigation
Schedule 5        -        Material Subsidiaries
Schedule 6        -        Environmental Matters

Schedule 7        -        Loans and Advances

                      AMENDED AND RESTATED CREDIT AGREEMENT

         THIS AMENDED AND RESTATED CREDIT AGREEMENT (hereinafter referred to as the "Agreement") executed as of the 20th day of February, 2002, by and among ATWOOD OCEANICS, INC., a Texas corporation ("Atwood"), ATWOOD DEEP SEAS, LTD., a Texas limited partnership ("Deep Seas") (Atwood and Deep Seas shall hereinafter be collectively referred to as "Borrowers", and individually, "Borrower"), BANK ONE, NA, a national banking association ("Bank One") and each of the financial institutions which is a party hereto (as evidenced by the signature pages to this Agreement) or which may from time to time become a party hereto pursuant to the provisions of Section 27 hereof or any successor or assignee thereof (hereinafter collectively referred to as "Banks", and individually, "Bank") and Bank One, as Administrative and Documentation Agent ("Agent") and NORDEA, as Documentation Agent and Credit Lyonnais, New York Branch and Fortis Capital Corp., as Syndication Agents.

                              W I T N E S S E T H:

         WHEREAS, as of June 30, 2000, Borrowers, the Banks and the Agent entered into a Credit Agreement pursuant to which the Banks made available to the Borrowers a revolving credit facility of up to $100,000,000 (the "Original Credit Agreement"); and

         WHEREAS, the Borrowers have requested that the Banks agree to make certain amendments to the Credit Agreement and the Banks have agreed to amend the Original Credit Agreement on the terms and conditions hereinafter set forth.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereby agree as follows:

         1. DEFINITIONS. When used herein the terms "Agent", "Agreement", "Atwood", "Bank", "Banks", "Bank One", "Borrowers" and "Deep Seas" shall have the meanings indicated above. When used herein the following terms shall have the following meanings:

                  "Advance or Advances" shall mean a loan or loans hereunder.

                  "Affiliate" shall mean any Person which, directly or indirectly, controls, is controlled by or is under common control with the relevant Person. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlled by" and "under common control with"), as used with respect to any Person, shall mean a member of the board of directors, a partner or an officer of such Person, or any other Person with possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, through the ownership (of record, as trustee, or by proxy) of voting shares, partnership interests or voting rights, through a management contract or otherwise. Any Person owning or controlling directly or indirectly ten percent or more of the voting shares, partnership interests or voting rights, or other equity interest of another Person shall be deemed to be an Affiliate of such Person.

                  "Alternate Base Rate" shall mean, as of any date, a rate of interest per annum equal to the higher of (i) the Prime Rate for such date, and (ii) the sum of the Federal Funds Effective Rate for such date plus one-half of one percent (.50%) per annum.

                  "Assignment and Acceptance" shall mean a document substantially in the form of Exhibit "D" hereto.

                  "Assignment of Insurances" shall mean that certain Assignment of Insurances dated of even date herewith from Deep Seas to Agent on behalf of the Banks, assigning to the Banks all policies and contracts of insurance in respect of the Rigs and all other claims, rights and proceeds related thereto, said assignment secures the obligations of the Borrowers under this Agreement.

                  "Assignment of Charter Hire, Drilling Contract, Revenues and Earnings" shall mean that certain Assignment of Charter Hire, Drilling Contract, Revenues and Earnings dated of even date herewith from Deep Seas to Agent on behalf of the Banks, assigning to the Banks all of Deep Seas' interest in day rate payments, freights, charter hire and other monies earned or to be earned arising out of any charter parties, drilling contracts or as a result of the ownership, chartering and other operations of any kind whatsoever relating to the Rigs and certain other rights and obligations arising pursuant to such agreements. Said assignment secures the obligations of the Borrowers under this Agreement.

                  "Base Rate" shall mean, as of any date, the sum of the Alternate Base Rate plus the Base Rate Margin.

                  "Base Rate Loans" shall mean any loan during any period which bears interest based upon the Base Rate or which would bear interest based upon the Base Rate if the Maximum Rate ceiling was not in effect at that particular time.

                  "Base Rate Margin" shall mean:

                           (i) three-fourths of one percent (.75%) per annum
                  whenever Atwood's ratio of Consolidated Funded Debt to Consolidated EBITDA is greater than 2.25 to 1.0; or

                           (ii) three-eighths of one percent (.375%) per annum
                  whenever Atwood's ratio of Consolidated Funded Debt to Consolidated EBITDA is equal to or less than 2.25 to 1.0 but greater than 2.0 to 1.0; or

                           (iii) one-eighth of one percent (.125%) per annum
                  whenever Atwood's ratio of Consolidated Funded Debt to Consolidated EBITDA is equal to or less than 2.0 to 1.0 but greater than 1.5 to 1.0; and

                           (iv) zero percent (0%) per annum whenever Atwood's
                  ratio of Consolidated Funded Debt to Consolidated EBITDA is equal to or less than 1.5 to 1.0.

         For the purposes of calculating the Base Rate Margin for each new or existing Tranche, Atwood's (i) Consolidated Funded Debt shall fluctuate from day to day, and (ii) Consolidated EBITDA shall be calculated quarterly as of the end of each fiscal quarter and annualized. The Base Rate Margin shall be recalculated by Agent from time to time and be effective upon (a) the making of any Advance hereunder, (b) the receipt by the Banks of any payment or prepayment or (c) receipt by Agent of the Borrowers' quarterly Certificate of Compliance provided by Borrowers pursuant to Section 11(b) hereof.

                  "Borrowing Date" is used herein as defined in Section 2(b) hereof.

                  "Business Day" means (i) with respect to any borrowing, payment or note selection of LIBOR Loans, a day (other than Saturdays or Sundays) on which banks generally are open in Chicago, Illinois and New York, New York for the conduct of substantially all of their commercial lending activities, interbank wire transfers can be made on the Fedwire systems and dealings in United States dollars are carried on in the London interbank market, and (ii) for all other purposes, a day (other than Saturdays and Sundays) on which banks generally are open in Chicago, Illinois for the conduct of substantially all of their commercial lending activities and interbank wire transfers can be made on the Fedwire system.

                  "Capital Leases" shall mean any lease in respect of which the obligations thereunder constitute Capitalized Lease Obligations.

                  "Capitalized Lease Obligations" shall mean, without duplication, all obligations of any Person to pay rent or amounts under any lease of, or other arrangement conveying the right to use, real or personal property, or a combination thereof, which obligations shall have been or should be, in accordance with GAAP, capitalized on the books of such Person.

                  "Cash Equivalents" shall mean (i) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof) having maturities of not more than six months from the date of acquisition, (ii) U.S. dollar denominated time deposits, certificates of deposit and bankers' acceptances of (x) any Bank, (y) any domestic commercial bank of recognized standing having capital and surplus in excess of $100,000,000 or (z) any Bank (or the parent company of such bank) whose short-term commercial paper rating from Standard & Poor's Corporation ("S&P") is at least A-1 or the equivalent thereof or from Moody's Investors Service, Inc. ("Moody's") is at least P-1 or the equivalent thereof (any such bank, an "Approved Bank"), in each case with maturities of not more than six months from the date of acquisition, (iii) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause
         (i) above entered into with any bank meeting the qualifications specified in clause (ii) above, (iv) commercial paper issued by any Bank or Approved Bank or by the parent company of any Bank or Approved Bank and commercial paper issued by, or guaranteed by, any industrial or financial company with a short-term commercial paper rating of at least A-1 or the equivalent thereof by S&P or at least P-1 or the equivalent thereof by Moody's (any such company, an "Approved Company"), or guaranteed by any industrial company with a long term unsecured debt rating of at least A or A2 or the equivalent of each thereof, from S&P or Moody's, as the case may be, and in each case maturing within six months after the date of acquisition and (v) investments in money market funds substantially all of whose assets are comprised of securities of the type described in clauses (i) through
         (iv) above.

                  "Change of Control" shall mean the acquisition by any Person or group of Persons acting together of the beneficial ownership (within the meaning of Rule 13(d)-3 of the Securities Exchange Commission under the Securities Exchange Act of 1934) of thirty percent (30%) or more of the outstanding shares of voting stock of Atwood.

                  "Change of Management" shall occur if both (i) John R. Irwin ceases to act as President and Chief Executive Officer, and (ii) James
         M. Holland ceases to act as Senior Vice President and Secretary of Atwood, other than as a result of death, disability or normal retirement of either.

                  "Collateral" is used herein as defined in Section 6 hereof.

                  "Consolidated Current Assets" shall mean the current assets of Atwood and its Subsidiaries on a consolidated basis determined in accordance with GAAP and in a manner consistent with prior periods.

                  "Consolidated Current Liabilities" shall mean, the current liabilities of Atwood and its Subsidiaries on a consolidated basis as determined in accordance with GAAP and in a manner consistent with prior periods.

                  "Consolidated EBITDA" shall mean for any period for Atwood and its Subsidiaries on a consolidated basis, (A) the sum of the amounts for such period of (i) Consolidated Net Income, (ii) depreciation expense, (iii) provisions for taxes based on income, (iv) Consolidated Interest Expense, (v) amortization and write-off of deferred financing costs to the extent deducted in determining Consolidated Net Income, and (vi) losses on sales of assets (excluding sales in the ordinary course of business) and other extraordinary losses, less (B) extraordinary gains for such period, all determined in accordance with GAAP and in a manner consistent with prior periods.

                  "Consolidated Equity" shall mean, at any time, the shareholder's equity of Atwood and its Subsidiaries on a consolidated basis as determined in accordance with GAAP and in a manner consistent with prior periods.

                  "Consolidated Funded Debt" shall mean all Debt of Atwood and its Subsidiaries calculated on a consolidated basis in accordance with GAAP and in a manner consistent with prior periods.

                  "Consolidated Interest Expense" shall mean, for any period, total interest expense (including that attributable to Capitalized Lease Obligations) of Atwood and its Subsidiaries on a consolidated basis in accordance with GAAP with respect to all outstanding Debt of Atwood and its Subsidiaries, including, without limitation, all commissions, discounts and other fees and charges owed with respect to Letters of Credit and bankers' acceptance financing.

                  "Consolidated Net Income" shall mean, for any period, the net income (or loss) of Atwood and its Subsidiaries on a consolidated basis for such period taken as a single accounting period determined in accordance with GAAP and in a manner consistent with prior periods.

                  "Consolidated Tangible Net Worth" shall mean, at any time, the Consolidated Equity of Atwood and its Subsidiaries on a consolidated basis determined in accordance with GAAP and in a manner consistent with prior periods, less all unamortized debt discount and expense, unamortized deferred charges, goodwill, patents, trademarks, service marks, trade names, copyrights and organization expense.

                  "Debt" shall mean as to the Borrowers or any Subsidiary of the Borrowers, all obligations and liabilities of the Borrowers or such Subsidiaries to any other person, including, without limitation, all debts, claims and indebtedness, heretofore, now and/or from time to time hereafter owing, due or payable, however evidenced, created, incurred, acquired or owing and however arising, whether under written or oral agreement, operation of law, or otherwise. Debt includes, without limiting the foregoing, (i) indebtedness for borrowed money (including without duplication obligations to reimburse the issuer of any letter of credit or any guarantor or surety), (ii) indebtedness for the deferred purchase price of property or services, excluding trade accounts payable within ninety (90) days and arising in the ordinary course of business, (ii) indebtedness evidenced by bonds, debentures, notes or other similar instruments, (iv) obligations and liabilities secured by a Lien on property owned by either of the Borrowers or any Subsidiary of either of the Borrowers, whether or not such Borrower or Subsidiary has assumed such obligations and liabilities and the amount of which Debt shall not exceed the fair market value of the property subject to the Lien if such Borrower or Subsidiary has not assumed such obligations and liabilities, (v) obligations or liabilities created or arising under any Capitalized Lease, (vi) all net payments or amounts owing by Borrowers or any Subsidiary of the Borrowers in respect of interest rate protection agreements, foreign currency exchange agreements, commodity swap agreements or other interests, exchange rate or commodity hedging arrangements and (vii) liabilities in respect of unfunded vested benefits under any Plan. The Debt of the Borrowers or any Subsidiary of the Borrowers shall include the Debt of any partnership or joint venture in which the Borrowers or any Subsidiary of the Borrowers is a general or venture partner. The Debt of the Borrowers or any Subsidiary of the Borrowers shall not include trade payables and expense accruals incurred or assumed in the ordinary course of the Borrowers' or such Subsidiary's business (including trade payables and expense accruals of any partnership or joint venture in which the Borrowers or any Subsidiary of the Borrowers is a general or venture partner; provided, such payables have not remained unpaid for a period of ninety (90) days after the same became due unless the Borrowers or such Subsidiary is diligently contesting same in good faith).

                  "Default" shall mean any Event of Default and the occurrence of an event or condition which would with the giving of any requisite notice and/or passage of time or both constitute an Event of Default.

                  "Default Rate" shall mean the Alternate Base Rate plus 2.75% per annum.

                  "Defaulting Bank" is used herein as defined in Section 3(f) hereof.

                  "Effective Date" shall mean the date upon which all of the conditions precedent set forth in Section 10(a) hereof are met.

                  "Eligible Assignee" shall mean any of (i) a Bank or any Affiliate of a Bank; (ii) a commercial bank organized under the laws of the United States, or any state thereof, and having a combined capital and surplus of at least $100,000,000; (iii) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development, or a political subdivision of any such country, and having a combined capital and surplus of at least $100,000,000, provided that such bank is acting through a branch or agency located in the United States; and (iv) a Person that is primarily engaged in the business of commercial banking and that (A) is a subsidiary of a Bank, (B) a subsidiary of a Person of which a Bank is a subsidiary, or (C) a Person of which a Bank is a subsidiary; provided, however, that as a condition precedent to any bank organized under the laws of any other country other than the United States qualifying as an "Eligible Assignee" shall be the providing by such bank of the U.S. Internal Revenue Service forms required by Section 14(o) of this Agreement;

                  "Environmental Laws" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C.A.
         Section 9601, et seq., the Resource Conservation and Recovery Act, as amended by the Hazardous Solid Waste Amendment of 1984, 42 U.S.C.A.
         Section 6901, et seq., the Clean Water Act, 33 U.S.C.A. Section 1251, et seq., the Clean Air Act, 42 U.S.C.A. Section 1251, et seq., the Toxic Substances Control Act, 15 U.S.C.A. Section 2601, et seq., The Oil Pollution Act of 1990, 33 U.S.G. Section 2701, et seq., and all other laws, statutes, codes, acts, ordinances, orders, judgments, decrees, injunctions, rules, regulations, orders, permits and restrictions of any federal, state, county, municipal and other governments, departments, commissions, boards, agencies, courts, authorities, officials and officers, domestic or foreign, relating to oil pollution, air pollution, water pollution, noise control and/or the handling, discharge, disposal or recovery of on-site or off-site asbestos, radioactive materials, spilled or leaked petroleum products, distillates or fractions and industrial solid waste or "hazardous substances" as defined by 42 U.S.C. Section 9601, et seq., as amended, as each of the foregoing may be amended from time to time.

                  "Environmental Liability" means any claim, demand, obligation, cause of action, order, violation, damage, injury, judgment, penalty or fine, cost of enforcement, cost of remedial action or any other costs or expense whatsoever, including reasonable attorneys' fees and disbursements, resulting from the violation or alleged violation of any Environmental Law or the release of any substance into the environment which is required to be remediated by a regulatory agency or governmental authority or the imposition of any Environmental Lien (as hereinafter defined) which could reasonably be expected to individually or in the aggregate have a Material Adverse Effect.

                  "Environmental Lien" means a Lien in favor of any court, governmental agency or instrumentality or any other Person (i) for any Environmental Liability or (ii) for damages arising from or cost incurred by such court or governmental agency or instrumentality or other person in response to a release or threatened release of asbestos or "hazardous substance" into the environment, the imposition of which Lien could reasonably be expected to have a Material Adverse Effect.

                  "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

                  "Event of Default" is used herein as defined in Section 13 hereof.

                  "Federal Funds Effective Rate" shall mean, for any day, an interest rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published for such day (or, if such day is not a Business Day, for the immediately preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations at approximately 10:00 a.m. (Chicago, Illinois time) on such day on such transactions received by the Agent from three (3) Federal funds brokers of recognized standing selected by the Agent in its sole discretion.

                  "Financial Statements" shall mean balance sheets, income statements, statements of cash flow and appropriate footnotes and schedules, prepared in accordance with GAAP and in a manner consistent with prior periods.

                  "First Naval Mortgage" shall mean that certain First Naval Mortgage recorded at (i) Office of the Public Registry of the Republic of Panama, Micro jacket 18835, Document 167126, as of October 31, 2000, as the same may be amended from time to time on the vessel ATWOOD HUNTER and (ii) Office of the Public Registry of the Republic of Panama, Micro jacket 18836, Document 167134, as of October 31, 2000, on the ATWOOD EAGLE, said First Naval Mortgage having been executed by Deep Seas to Agent on behalf of the Banks pursuant to which Deep Seas mortgaged the ATWOOD HUNTER and the ATWOOD EAGLE to the Banks to secure the obligations of the Borrowers under this Agreement and the Guaranty.

                  "GAAP" shall mean generally accepted accounting principles, consistently applied in the United States of America.

                  "Governmental Authority" shall mean any nation or government, any federal, state, province, city, town, municipality, county, local or other political subdivision thereof or thereto and any department, commission, board, bureau, instrumentality, agency or other entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

                  "Guaranty" shall mean the unlimited guaranty by Borrowers of the obligations owed the Banks pursuant to the Pacific Credit Agreement.

                  "Hazardous Substances" shall mean petroleum and used oil, or any other pollutant or contaminant, hazardous, dangerous or toxic waste, substance or material as defined in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. Sec. 9601, et seq. (hereinafter called "CERCLA"); the Resource Conversation and Recovery Act, as amended, 42 U.S.C. 6901, et seq. (hereinafter called "RCRA"); the Toxic Substances Control Act, as amended, 15 U.S.C. Sec. 2601 et seq. (hereinafter called "TSCA"); the Hazardous Materials Transportation Act, as amended, 49 U.S.C. Sec. 1801, et seq. (hereinafter called "HMTA"); the Oil Pollution Act of 1990, Pub. L. No. 101-380, 104 Stat. 484 (1990) (hereinafter called
         "OPA"); or any other statute, law, ordinance, code or regulation of any Governmental Agency relating to or imposing liability or standards of conduct concerning the use, production, generation, treatment, storage, recycling, handling, transportation, release, threatened release or disposal of any hazardous, dangerous or toxic waste, substance or material, currently in effect or at any time hereafter adopted.

                  "Interest Payment Date" shall mean the last day of each calendar quarter in the case of Base Rate Loans and, in the case of LIBOR Loans with an Interest Period of three (3) months or less, the last day of the applicable Interest Period, and in the case of LIBOR Loans with an Interest Period of six (6) months, the earlier of (i) the last day of the applicable Interest Period or (ii) the last day of each calendar quarter.

                  "Interest Period" shall mean with respect to any LIBOR Loan
         (i) initially, the period commencing on the date such LIBOR Loan is made and ending one (1), two (2), three (3), or six (6) months thereafter as selected by the Borrowers pursuant to Section 4(a)(ii), and (ii) thereafter, each period commencing on the day following the last day of the next preceding Interest Period applicable to such LIBOR Loan and ending one (1), two (2), three (3) or six (6) months thereafter, as selected by the Borrowers pursuant to Section 4(a)(ii); provided, however, that (i) if any Interest Period would otherwise expire on a day which is not a Business Day, such Interest Period shall expire on the next succeeding Business Day unless the result of such extension would be to extend such Interest Period into the next calendar month, in which case such Interest Period shall end on the immediately preceding Business Day, (ii) if any Interest Period begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) such Interest Period shall end on the last Business Day of a calendar month, and (iii) any Interest Period which would otherwise expire after the Maturity Date shall end on such Maturity Date.

                  "Letters of Credit" is used herein as defined in Section 2(c) hereof.

                  "LIBOR Base Rate" shall mean the offered rate for the period equal to or next greater than the Interest Period for U.S. dollar deposits of not less than $1,000,000 as of 11:00 a.m., City of London, England time two (2) Business Days prior to the first day of the Interest Period as shown on the display designate as "British Bankers' Association Interest Settlement Rates" on Reuter's for the purpose of displaying such rate. In the event that such rate is not available on Reuter's then such offered rate shall be otherwise independently determined by Agent from an alternate, substantially similar independent source available to Agent or shall be calculated by Agent by substantially similar methodology as that theretofore used to determine such offered rate.

                  "LIBOR Loan" means any loan during any period which bears interest at the LIBOR Rate, or which would bear interest at such rate if the Maximum Rate ceiling was not in effect at a particular time.

                  "LIBOR Margin" shall be:

                           (i) two and one-quarter percent (2.25%) per annum
                  whenever Atwood's ratio of Consolidated Funded Debt to Consolidated EBITDA is greater than 2.25 to 1.0: or

                           (ii) one and seven-eighths of one percent (1.875%)
                  per annum whenever Atwood's ratio of Consolidated Funded Debt to Consolidated EBITDA is equal to or less than 2.25 to 1.0 but greater than 2.0 to 1.0; or

                           (iii) one and five-eighths percent (1.625%) per annum
                  whenever Atwood's ratio of Consolidated Funded Debt to Consolidated EBITDA is equal to or less than 2.0 to 1.0 but greater than to 1.50 to 1.0; or

                           (iv) one and one-quarter percent (1.25%) per annum
                  whenever Atwood's ratio of Consolidated Funded Debt to Consolidated EBITDA is equal to or less than 1.50 to 1.0 but greater than 1.0 to 1.0; or

                           (v) one percent (1%) per annum whenever Atwood's
                  ratio of Consolidated Funded Debt to Consolidated EBITDA is equal to or less than 1.0 to 1.0.

         For the purposes of calculating the LIBOR Margin for each new or existing Tranche, Atwood's (i) Consolidated Funded Debt shall fluctuate from day to day, and (ii) Consolidated EBITDA shall be calculated quarterly as of the end of each fiscal quarter and annualized. The LIBOR Margin shall be recalculated by Agent from time to time and be effective upon (a) the making of any Advance hereunder, (b) the receipt by the Banks of any payment or prepayment or (c) receipt by Agent of the Borrower's quarterly Certificate of Compliance provided by Borrower pursuant to
         Section 11(b) hereof.

                  "LIBOR Rate" means, with respect to a LIBOR Loan for the relevant Interest Period, the sum of (i) the quotient of (A) the LIBOR Base Rate applicable to such Interest Period, divided by (B) one minus the Reserve Requirement (expressed as a decimal) applicable to such Interest Period, plus the (ii) LIBOR Margin. The LIBOR Rate shall be rounded to the next higher multiple of 1/16th of one percent if the rate is not such a multiple.

                  "Lien" shall mean any mortgage, deed of trust, pledge, security interest, assignment, encumbrance or lien (statutory or otherwise) of every kind and character.

                  "Loan Documents" shall mean this Agreement, the Notes, the Security Instruments and all other documents executed in connection with the transaction described in this Agreement.

                  "Majority Banks" shall mean Banks holding 66-2/3% or more of the Revolving Commitments.

                  "Material Adverse Effect" shall mean any circumstance or event which could have a material adverse effect on (i) the assets or properties, liabilities, financial condition, business, operations, or prospects of the Borrowers and their Subsidiaries, taken as a whole, or
         (ii) the ability of the Borrowers and their Subsidiaries, taken as a whole, to carry out their respective businesses as of the date of this Agreement or as proposed at the date of this Agreement to be conducted, or (iii) the ability of either Borrower to meet their obligations under the Note, this Agreement or the other Loan Documents on a timely basis, or (iv) the validity or enforceability of any Loan Document against either Borrower.

                  "Material Subsidiaries" shall mean (i) those Subsidiaries listed on Schedule 5 and (ii) those hereafter so designated at the reasonable discretion of the Banks, whether currently existing or hereafter created or acquired.

                  "Maturity Date" shall mean June 30, 2005.

                  "Maximum Rate" is used herein as defined in Section 21 hereof.

                  "Notes" shall mean the revolving notes substantially in the form of Exhibit "B" hereto issued or to be issued hereunder to each Bank, respectively, to evidence the indebtedness to such Bank arising by reason of the Advances on the Revolving Loans, together with all modifications, renewals and extensions thereof or any part thereof.

                  "Notice of Borrowing" is used herein as defined in Section 2(b) hereof.

                  "Other Financings" is used herein as defined in Section 14(l) hereof.

                  "Pacific Credit Agreement" shall mean that certain Credit Agreement dated of even date herewith among the Borrowers as guarantors, Atwood Oceanics Pacific Limited as borrower, the Banks, the Agent, pursuant to which the Banks have agreed to make a revolving credit facility of up to $100,000,000 available to Atwood Oceanics Pacific Limited.

                  "Payor" is used herein as defined in Section 3(h) hereof.

                  "Permitted Liens" shall mean (i) Liens for taxes, governmental charges, levies or other assessments that are not yet delinquent (or that, if delinquent, are being contested in good faith by appropriate proceedings, levy and execution thereon having been stayed and continue to be stayed and for which such Borrowers have set aside on its books adequate reserves in accordance with GAAP); (ii) maritime (including, without limitation, Liens for insurance premiums or calls and Liens arising under charters), materialmen's, mechanic's, repairmen's, employee's, warehousemen's, landlord's, carrier's, contractor's, sub-contractor's and other Liens (including any financing statements filed in respect thereof) incidental to obligations incurred by Borrowers in connection with the construction, maintenance, transportation, storage or operation of such Borrowers' assets, Rigs or properties to the extent not delinquent (or which, if delinquent, are being contested in good faith by appropriate proceedings and for which such Borrowers have set aside on their books adequate reserves in accordance with GAAP); (iii) all contracts, agreements and instruments, any interest or title of a lessor or charterer under any lease permitted by this Agreement and all defects and irregularities and other matters affecting such Borrowers' assets and properties which were in existence or arose at the time such Borrowers' assets and properties were originally acquired by such Borrowers and all routine operational agreements entered into in the ordinary course of business, which contracts, agreements, instruments, defects, irregularities and other matters and routine operational agreements are not such as to, individually or in the aggregate, interfere materially with the operation, value or use of such Borrowers' assets and properties, considered in the aggregate; (iv) liens in connection with workmen's compensation, unemployment insurance or other social security, old age pension or public liability obligations; (v) legal or equitable encumbrances deemed to exist by reason of the existence of any litigation or other legal proceeding or arising out of a judgment or award with respect to which an appeal is being prosecuted in good faith and levy and execution thereon have been stayed and continue to be stayed; (vi) Liens incurred pursuant to the Security Instruments; and
         (vii) Liens existing at the date of this Agreement which have been disclosed to Banks in Borrowers' September 30, 1999 Financial Statements or identified in Schedule "1" hereto and which are either released by the Effective Date or consented to by the Banks.

                  "Person" shall mean an individual, a corporation, a partnership, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

                  "Plan" shall mean any plan subject to Title IV of ERISA and maintained by Borrowers, or their Subsidiaries, or any such plan to which Borrowers or their Subsidiaries are required to contribute on behalf of its employees.

                  "Pledge Agreement For Notes" shall mean those certain Pledge Agreements For Notes dated of even date herewith covering all Subsidiary Notes issued by Material Subsidiaries of Atwood to evidence intercompany advances and other loans executed by Atwood and Deep Seas to Agent for the benefit of the Banks.

                  "Pledge Agreement For Stock" shall mean that certain Pledge Agreement For Stock dated of even date herewith covering 66% of the voting stock of the Material Subsidiaries executed by Atwood to Agent for the benefit of the Banks.

                  "Prime Rate" shall mean a rate per annum equal to the prime rate of interest announced from time to time by Agent or its parent (which is not necessarily the lowest rate of interest charged to any customer), changing when and as said prime rate changes.

                  "Pro Rata or Pro Rata Part" shall mean for each Bank, (i) for all purposes where no Revolving Loan is outstanding, such Bank's Revolving Commitment Percentage and (ii) otherwise, the proportion which the portion of the outstanding Revolving Loans owed to such Bank bears to the aggregate outstanding Revolving Loans owed to all Banks at the time in question.

                  "Rate Management Transactions" shall mean any transaction (including an agreement with respect thereto) now existing or hereafter entered into by either Borrower which is a rate swap, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, forward exchange transaction, cap transaction, floor transaction, collar transaction, forward transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of these transactions) or any combination thereof, whether linked to one or more interest rates, foreign currencies, commodity prices, equity prices or other financial measures.

                  "Regulation D" shall mean Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor thereto and other regulation or official interpretation of said Board of Governors relating to reserve requirements applicable to member banks of the Federal Reserve System.

                  "Reimbursement Obligations" shall mean at any time, the obligations of Borrowers in respect of all Letters of Credit, which have been drawn upon and remain outstanding, to reimburse amounts paid by any Bank in respect of any drawing or drawings under a Letter of Credit.

                  "Required Payment" is used herein as defined in Section 3(h) hereof.

                  "Reserve Requirement" means, with respect to any Interest Period, the maximum aggregate reserve requirement (including all basic, supplemental, marginal and other reserves) which is imposed under Regulation D on Eurocurrency liabilities.

                  "Revolving Commitment" shall mean (A) for all Banks, $75,000,000 as reduced from time to time pursuant to Section 2(e) or
         Section 2(h) hereof and (B) as to any Bank, its obligation to make Advances hereunder on the Revolving Loans and purchase participations in Letters of Credit issued hereunder by the Agent in amounts not exceeding, in the aggregate, the amount set forth opposite the name of such Bank on Schedule 8 or in its Assignment and Acceptance.

                  "Revolving Commitment Percentage" shall mean for each Bank the percentage derived by dividing its Revolving Commitment at the time of determination by Revolving Commitments of all Banks at the time of determination.

                  "Revolving Loans" shall mean loans made under the Revolving Commitment pursuant to Section 2 hereof.

                  "Rigs" shall mean the ATWOOD HUNTER, the ATWOOD EAGLE and any other offshore drilling rigs acceptable to the Banks which may be mortgaged to the Banks from time to time.

                  "Security Instruments" shall mean this Agreement, the First Naval Mortgage, the Assignments of Insurance, the Assignments of Charter Hire, Drilling Contracts, Revenues and Earnings, the Pledge Agreement For Notes, the Pledge Agreement For Stock, the Guaranty and other collateral documents covering all such documents to be in form and substance satisfactory to Agent.

                  "Subsidiary" shall mean any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by either Borrower or another subsidiary.

                  "Subsidiary Notes" shall mean the promissory notes of the Material Subsidiaries payable to one or more of the Borrowers, which evidence loans or advances by the Borrowers to such Material Subsidiaries, and the repayment thereof, which promissory notes are pledged by the Borrowers to the Banks.

                  "Total Outstandings" shall mean as of any date, the sum of (i) the total principal balance outstanding on the Notes, plus (ii) the total face amount of all outstanding Letters of Credit plus (iii) the total amount of all unpaid Reimbursement Obligations.

                  "Tranche" means a set of LIBOR Loans made by the Banks at the same time and for the same Interest Period.

                  "Unused Commitment Fee Rate" shall be:

                           (i) one-half of one percent (.50%) per annum whenever
                  Atwood's ratio of Consolidated Funded Debt to Consolidated EBITDA is greater than 2.0 to 1.0: or

                           (ii) three-eighths of one percent (.375%) per annum
                  whenever Atwood's ratio of Consolidated Funded Debt to Consolidated EBITDA is equal to or less than 2.0 to 1.0.

         For the purpose of calculating the Unused Commitment Fee Rate, Atwood's
         (i) Consolidated Funded Debt shall fluctuate from day to day, and (ii) Consolidated EBITDA shall be calculated quarterly as of the end of each fiscal quarter and annualized. The Unused Commitment Fee Rate shall be recalculated by Agent from time to time and be effective upon (a) the making of any Advance hereunder, (b) the receipt by the Banks of any payment or prepayment or (c) receipt by Agent of the Borrower's quarterly Certificate of Compliance provided by Borrower pursuant to
         Section 11(b) hereof.

         2. COMMITMENTS OF THE BANK.

                  (a) Terms of Revolving Commitment. On the terms and conditions hereinafter set forth, each Bank agrees severally to make Advances to Borrowers from time to time during the period beginning on the Effective Date and ending on the Maturity Date in such amounts as either Borrower may request up to an amount not to exceed, in the aggregate principal amount outstanding at any time, the Revolving Commitment. Subject to the terms hereof, the Borrowers may borrow, repay and reborrow hereunder. The obligation of Borrowers shall be joint and several hereunder shall be evidenced by this Agreement and the Note or Notes issued in connection herewith, said Note or Notes to be as described in Section 3 hereof. Notwithstanding any other provision of this Agreement, no Advance shall be required to be made hereunder if any Default or Event of Default (as hereinafter defined) has occurred and is continuing. Each Advance under the Revolving Commitment shall be an amount of at least $1,000,000 or a whole number multiple thereof. Irrespective of the face amount of the Note or Notes, the Banks shall never have the obligation to Advance any amount or amounts in excess of the Revolving Commitment or to increase the Revolving Commitment.

                  (b) Procedure for Borrowing. Whenever either Borrower desires an Advance hereunder, it shall give Agent telegraphic, telex, facsimile or telephonic notice ("Notice of Borrowing") of such requested Advance, which in the case of telephonic notice, shall be promptly confirmed in writing. Each Notice of Borrowing shall be in the form of Exhibit "A" attached hereto and shall be received by Agent not later than 11:00 a.m. Chicago, Illinois time, (i) one Business Day prior to the date upon which any such

         Advance is requested to be funded (the "Borrowing Date") in the case of the Base Rate Loan, or (ii) three (3) Business Days prior to any proposed Borrowing Date in the case of LIBOR Loans. Upon receipt of such Notice, Agent shall immediately advise each Bank thereof; provided, that if the Banks have received at least one (1) Business Day's notice of such Advance prior to funding of a Base Rate Loan, or at least three (3) Business Days' notice of each Advance prior to funding in the case of a LIBOR Loan, each Bank shall provide Agent at its office at 1 Bank One Plaza, 10th Floor, Chicago, Illinois 60670, not later than 1:00 p.m., Chicago, Illinois time, on the Borrowing Date, in immediately available funds, its pro rata share of the requested Advance, but the aggregate of all such fundings by each Bank shall never exceed such Bank's Revolving Commitment. Not later than 2:00 p.m., Chicago, Illinois time, on the Borrowing Date, Agent shall make available to Borrowers at the same office, in like funds, the aggregate amount of such requested Advance. Neither Agent nor any Bank shall incur any liability to Borrowers in acting upon any Notice referred to above which Agent or such Bank believes in good faith to have been given by a duly authorized officer or other person authorized to borrow on behalf of Borrowers or for otherwise acting in good faith under this Section 2(b). Upon funding of Advances by Banks in accordance with this Agreement, pursuant to any such Notice of Borrowing, Borrowers shall have effected Advances hereunder.

                  (c) Letters of Credit. On the terms and conditions hereinafter set forth, the Agent shall from time to time during the period beginning on the Effective Date and ending on the Maturity Date upon request of either Borrower issue standby and/or commercial Letters of Credit for the account of either Borrower (the "Letters of Credit") in such face amounts as either Borrower may request, but not to exceed in the aggregate face amount at any time outstanding the sum of Twenty-Five Million Dollars ($25,000,000). The face amount of all Letters of Credit issued and outstanding hereunder shall be considered as non-interest bearing Advances (but not as Tranches) on the Revolving Commitment and all payments made by the Agent on such Letters of Credit shall be considered as Advances under the Notes. Each letter of Credit issued for the account of either Borrower hereunder shall (i) be in favor of such beneficiaries as specifically requested by either Borrower, (ii) have an expiration date not exceeding the earlier of (A) one year after its date of issuance or (B) five (5) Business Days prior to the Maturity Date, and (iii) contain such other reasonable terms and provisions as may be required by Agent. Any Letter of Credit with a one-year expiry date may provide for automatic renewal thereof for additional one-year periods (but shall in no event extend beyond the fifth (5th) Business Day prior to the Maturity Date) unless the issuer provides prior notice of non-renewal thereof to the beneficiary. Each Bank (other than Agent) agrees that, upon issuance of any Letter of Credit hereunder, it shall automatically acquire a participation in the Agent's liability under such Letter of Credit in an amount equal to such Bank's Revolving Commitment Percentage of such liability, and each Bank (other than Agent) thereby shall absolutely, unconditionally and irrevocably assume, as primary obligor and not as surety, and shall be unconditionally obligated to Agent to pay and discharge when due, its Revolving Commitment Percentage of Agent's liability under such Letter of Credit. Borrowers hereby unconditionally agree to immediately pay and reimburse the Agent for the amount of each demand for payment under any Letter of Credit that is in compliance with the provisions of any such Letter of Credit at or prior to the date on which payment is to be made by the Agent to the beneficiary thereunder, without presentment, demand, protest or other formalities of any kind. Upon receipt from any beneficiary of any Letter of Credit of any demand for payment under such Letter of Credit, the Agent shall promptly notify Borrowers of the demand and the date upon which such payment is to be made by the Agent to such beneficiary in respect of such demand. Forthwith upon receipt of such notice from the Agent, Borrowers shall advise the Agent whether or not they intend to borrow hereunder to finance their obligations to reimburse the Agent, and if so, submit a Notice of Borrowing as provided in Section 2(b) hereof. If Borrowers fail to immediately pay and reimburse Agent as aforesaid, whether by borrowing hereunder or otherwise, Borrowers hereby authorize Agent to make an Advance as a Base Rate Loan in the amount of any payment made by Agent with respect to any Letter of Credit. The failure of the Borrowers to pay such amounts in full to the Agent as required herein by the date specified by the Agent shall result in the Borrowers being liable for interest on such amounts for the number of days that elapse from the day Agent honors such draft to the date on which such amounts are paid to the Agent by the Borrowers at a rate per annum equal to the Base Rate.

                  (d) Procedure for Obtaining Letters of Credit. The amount and date of issuance, renewal, extension or reissuance of a Letter of Credit pursuant to the Banks' commitment above in Section 2(c) shall be designated by Borrowers' written request delivered to Agent at least three (3) Business Days prior to the date of such issuance, renewal, extension or reissuance. Concurrently with or promptly following the delivery of the request for a Letter of Credit, Borrowers shall execute and deliver to the Agent an application and agreement with respect to the Letter of Credit, said application and agreement to be in the form used by the Agent. If there is any conflict between the provisions of any such form and the terms of this Agreement, the terms of this Agreement shall prevail. The Agent shall not be obligated to issue, renew, extend or reissue such Letters of Credit if (A) the amount thereon when added to the amount of the outstanding Letters of Credit exceeds Twenty-Five Million Dollars ($25,000,000) or (B) the amount thereof when added to the Total Outstandings would exceed the Revolving Commitment. Borrowers agree to pay the Agent for the benefit of the Banks commissions for issuing the Letters of Credit (calculated separately for each Letter of Credit) in an amount equal to the LIBOR Margin then in effect times the face amount of the Letter of Credit. Provided, however, that if a Default or Event of Default has occurred and is continuing said fee shall be an amount equal to two percent (2%) per annum on the face amount of the Letter of Credit. Borrowers further agree to pay Agent (i) an additional fee equal to one-eighth of one percent (.125%) per annum (based on the actual days elapsed in a year consisting of 365 or, if appropriate, 366 days) on the maximum face amount of each Letter of Credit, and (ii) an amendment fee for any amendment to letters of credit issued hereunder, said fee to be in the amount of $50.00 per amendment and shall be due upon the issuance of such amendment. Such commissions shall be payable prior to the issuance of each Letter of Credit, based on the term of the particular Letter of Credit, and thereafter on each annual anniversary date of such issuance, or any date of an extension, while such Letter of Credit is outstanding.

                  (e) Voluntary Reduction of Revolving Commitment. Borrowers may at any time, or from time to time, upon not less than three (3) Business Days prior written notice to Agent, reduce or terminate the Revolving Commitment; provided, however, that (i) each reduction in the Revolving Commitment must be in the amount of at least $1,000,000 or in increments of $1,000,000 and (ii) each reduction must be accompanied by a prepayment of the Notes in the amount by which the outstanding principal balance of the Notes exceeds the Revolving Commitment as reduced pursuant to this Section 2(e).

                  (f) Type and Number of Advances. Any Advance under the Revolving Commitment may be a Base Rate Loan or a LIBOR Loan, or any combination thereof, as selected by Borrowers pursuant to Section 4 hereof. The total number of LIBOR Loans that may be outstanding at any time may never exceed six (6).

                  (g) Status of Obligations. The obligations of the Borrowers hereunder are joint and several. The obligations of the Banks under the Revolving Commitment are several and not joint. The failure of any Bank to make an Advance required to be made by it shall not relieve any other Bank of its obligation to make its Advance, and no Bank shall be responsible for the failure of any other Bank to make the Advance to be made by such other Bank. No Bank shall be required to lend hereunder any amount in excess of its legal lending limit; however, each Bank hereunder covenants that the Revolving Commitment does not, as of the date hereof, exceed its legal lending limit.

                  (h) Mandatory Reduction of Revolving Commitment. Notwithstanding anything to the contrary herein, (i) on December 31, 2003, the Revolving Commitment shall be reduced to $64,285,715, and
         (ii) on December 31, 2004, the Revolving Commitment shall automatically be reduced to $53,571,430. Provided, however, that if on either such date, the then outstanding principal balance of the Notes exceeds the Revolving Commitment, as reduced pursuant to this Section 2(h), then, in such event, the Borrowers shall immediately prepay to the Agent for the pro rata benefit of the Banks, an amount equal to such excess.

         3. NOTES EVIDENCING LOANS. The loans described above in Section 2 shall be evidenced by notes of the Borrowers as follows:

                  (a) Form of Notes. The Revolving Loans shall be evidenced by Notes in the aggregate face amount of $75,000,000, and shall be in the form of Exhibit "B" hereto with appropriate insertions. Notwithstanding the face amount of the Notes, the actual principal amount due from Borrowers to Banks on account of the Notes, as of any date of computation, shall be the sum of Advances then and theretofore made on account thereof, plus outstanding Reimbursement Obligations less all principal payments actually received by Banks in collected funds with respect thereto. Although the Notes may be dated as of the Effective Date, interest in respect thereof shall be payable only for the period during which the loans evidenced thereby are outstanding and, although the stated amount of the Notes may be higher, the Notes shall be enforceable, with respect to Borrowers' obligation to pay the principal amount thereof, only to the extent of the unpaid principal amount of the loans.

                  (b) Issuance of Additional Notes. At the Effective Date there shall be outstanding Notes in the aggregate face amount of $75,000,000 payable to the order of the Banks for each such Bank's Pro Rata Part of the Revolving Commitment. From time to time new Notes may be issued to other Banks as such Banks become parties to this Agreement. Upon request from Agent, Borrowers shall execute and deliver to Agent any such new or additional Notes. From time to time as new Notes are issued the Agent shall require that each Bank exchange their Notes for newly issued Notes to reflect the extent of each Bank's Revolving Commitments hereunder.

                  (c) Interest Rates. The unpaid principal balance of all outstanding Advances under the Notes shall bear interest from time to time as set forth in Section 4 hereof.

                  (d) Payment of Interest. Interest on the Notes shall be payable to the Agent for the ratable benefit of the Banks on each Interest Payment Date.

                  (e) Payment of Principal. Principal of the Notes shall be due and payable to the Agent for the ratable benefit of the Banks on the Maturity Date unless earlier due in whole or in part as a result of an acceleration of the amount due or pursuant to the mandatory prepayment provisions of Sections 8(b) hereof.

                  (f) Payment to Banks. Each Bank's Pro Rata Part of payment or prepayment of the Revolving Loans shall be directed by wire transfer to such Bank by the Agent at the address provided to the Agent for such Bank for payments no later than 2:00 p.m., Chicago, Illinois, time on the Business Day such payments or prepayments are deemed hereunder to have been received by Agent; provided, however, in the event that any Bank shall have failed to make an Advance as contemplated under Section 2 hereof (a "Defaulting Bank") and the Agent or another Bank or Banks shall have made such Advance, payment received by Agent for the account of such Defaulting Bank or Banks shall not be distributed to such Defaulting Bank or Banks until such Advance or Advances shall have been repaid in full to the Bank or Banks who funded such Advance or Advances. Any payment or prepayment received by Agent at any time after 12:00 noon, Chicago, Illinois, time on a Business Day shall be deemed to have been received on the next Business Day. Interest shall cease to accrue on any principal as of the end of the day preceding the Business Day on which any such payment or prepayment is deemed hereunder to have been received by Agent. Payment by the Borrowers of any principal, interest or other fees or expenses due hereunder to the Agent shall extinguish the obligations of Borrowers to each Bank for such principal, interest or other fees or expenses actually paid.

                  (g) Sharing of Payments, Etc. If any Bank shall obtain any payment (whether voluntary, involuntary, or otherwise) on account of the Revolving Loans, (including, without limitation, any set-off) which is in excess of its Pro Rata Part of payments on the Revolving Loans such Bank shall purchase from the other Banks such participation as shall be necessary to cause such purchasing Bank to share the excess payment pro rata with each of them; provided that, if all or any portion of such excess payment is thereafter recovered from such purchasing Bank, the purchase shall be rescinded and the purchase price restored to the extent of the recovery. Borrowers agree that any Bank so purchasing a participation from another Bank pursuant to this Section may, to the fullest extent permitted by law, exercise all of its rights of payment (including the right of offset) with respect to such participation as fully as if such Bank were the direct creditor of Borrowers in the amount of such participation.

                  (h) Non-Receipt of Funds by the Agent. Unless the Agent shall have been notified by a Bank or Borrowers (the "Payor") prior to the date on which such Bank is to make payment to the Agent of the proceeds of a Revolving Loans to be made by it hereunder or any Borrower is to make a payment to the Agent for the account of one or more of the Banks, as the case may be (such payment being herein called the "Required Payment"), which notice shall be effective upon receipt, that the Payor does not intend to make the Required Payment to the Agent, the Agent may assume that the Required Payment has been made and may, in reliance upon such assumption (but shall not be required to), make the amount thereof available to the intended recipient on such date and, if the Payor has not in fact made the Required Payment to the Agent, the recipient of such payment shall, on demand, pay to the Agent the amount made available to it together with interest thereon in respect of the period commencing on the date such amount was made available by the Agent until the date the Agent recovers such amount at the rate applicable to such portion of the applicable Revolving Loan.

         4. INTEREST RATES.

                  (a) Options.

                           (i) Base Rate Loans. On all Base Rate Loans, the
                  Borrowers agree, jointly and severally, to pay interest on the Revolving Loans calculated on the basis of the actual days elapsed in a year consisting of 365 or, if appropriate 366 days, with respect to the unpaid principal amount of each Base Rate Loan from the date the proceeds thereof are made available to Borrowers until maturity (whether by acceleration or otherwise), at a varying rate per annum equal to the lesser of (i) the Maximum Rate (defined herein), or (ii) the Base Rate. Subject to the provisions of this Agreement as to prepayment, the principal of the Notes representing Base Rate Loans shall be payable as specified in Section 3(e) hereof and the interest in respect of each Base Rate Loan shall be payable on each Interest Payment Date. Past due principal and, to the extent permitted by law, past due interest in respect to each Base Rate Loan, shall bear interest, payable on demand, at a rate per annum equal to the Default Rate.

                           (ii) LIBOR Loans. On all LIBOR Loans, the Borrowers
                  agree, jointly and severally, to pay interest calculated on the basis of a year consisting of 360 days with respect to the unpaid principal amount of each LIBOR Loan from the date the proceeds thereof are made available to Borrowers until maturity (whether by acceleration or otherwise), at a varying rate per annum equal to the lesser of (i) the Maximum Rate, or
                  (ii) the LIBOR Rate. Subject to the provisions of this Agreement with respect to prepayment, the principal of the Notes shall be payable as specified in Section 3(e) hereof and the interest with respect to each LIBOR Loan shall be payable on each Interest Payment Date. Past due principal and, to the extent permitted by law, past due interest shall bear interest, payable on demand, at a rate per annum equal to the Default Rate. Upon three (3) Business Days' written notice prior to the making by the Banks of any LIBOR Loan (in the case of the initial Interest Period therefor) or the expiration date of each succeeding Interest Period (in the case of subsequent Interest Periods therefor), Borrowers shall have the option, subject to compliance by Borrowers with all of the provisions of this Agreement, as long as no Event of Default exists, to specify whether the Interest Period commencing on any such date shall be a one (1), two (2), three
                  (3) or six (6) month period. If Agent shall not have received timely notice of a designation of such Interest Period as herein provided, Borrowers shall be deemed to have elected to convert all maturing LIBOR Loans to Base Rate Loans.

                  (b) Interest Rate Determination. The Agent shall determine each interest rate applicable to the Revolving Loans hereunder pursuant to the terms of this Agreement. The Agent shall give prompt notice to Borrowers of each rate of interest so determined and its determination thereof shall be conclusive absent error.

                  (c) Conversion Option. Borrowers may elect from time to time
         (i) to convert all or any part of its LIBOR Loans to Base Rate Loans by giving Agent irrevocable notice of such election in writing prior to 10:00 a.m. (Chicago, Illinois time) on the conversion date and such conversion shall be made on the requested conversion date, provided that any such conversion of LIBOR Loan shall only be made on the last day of the Interest Period with respect thereof, (ii) to convert all or any part of its Base Rate Loans to LIBOR Loans by giving the Agent irrevocable written notice of such election three (3) Business Days prior to the proposed conversion and such conversion shall be made on the requested conversion date or, if such requested conversion date is not a Business Day, on the next succeeding Business Day. Any such conversion shall not be deemed to be a prepayment of any of the loans for purposes of this Agreement on the Notes.

                  (d) Recoupment. If at any time the applicable rate of interest selected pursuant to Sections 4(a)(i) or 4(a)(ii) above shall exceed the Maximum Rate, thereby causing the interest on the Notes to be limited to the Maximum Rate, then any subsequent reduction in the interest rate so selected or subsequently selected shall not reduce the rate of interest on the Notes below the Maximum Rate until the total amount of interest accrued on the Note equals the amount of interest which would have accrued on the Notes if the rate or rates selected pursuant to Sections 4(a)(i) or (ii), as the case may be, had at all times been in effect.

         5. SPECIAL PROVISIONS RELATING TO LOANS.

                  (a) Unavailability of Funds or Inadequacy of Pricing. In the event that, in connection with any proposed LIBOR Loan, the Agent reasonably determines, which determination shall, absent manifest error, be final, conclusive and binding upon all parties, due to changes in circumstances since the date hereof, adequate and fair means do not exist for determining the LIBOR Rate or such rate will not accurately reflect the costs to the Banks of funding LIBOR Loans for such Interest Period, the Agent shall give notice of such determination to the Borrowers and the Banks, whereupon, until the Agent notifies the Borrowers and the Banks that the circumstances giving rise to such suspension no longer exist, the obligations of the Banks to make, continue, or convert Loans into LIBOR Loans shall be suspended, and all loans to Borrowers shall be Base Rate Loans during the period of suspension.

                  (b) Change in Laws. If at any time any new law or any change in existing laws or in the interpretation of any new or existing laws shall make it unlawful for any Bank to make or continue to maintain or fund LIBOR Loans hereunder, then such Bank shall promptly notify Borrowers in writing and such Bank's obligation to make, continue, or convert Loans into, LIBOR Loans under this Agreement shall be suspended until it is no longer unlawful for such Bank to make or maintain LIBOR Loans. Upon receipt of such notice, Borrowers shall either repay the outstanding LIBOR Loans owed to the Banks, without penalty, on the last day of the current Interest Periods (or, if any Bank may not lawfully continue to maintain and fund such LIBOR Loans, immediately), or Borrowers may convert such LIBOR Loans at such appropriate time to Base Rate Loans.

                  (c) Increased Cost or Reduced Return.

                           (i) If, after the date hereof, the adoption of any
                  applicable law, rule, or regulation, or any change in any applicable law, rule, or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank, or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank with any request or directive (whether or not having the force of law) of any such governmental authority, central bank, or comparable agency:

                                    (A) shall subject such Bank to any tax,
                           duty, or other charge with respect to any LIBOR Loan, its Notes, or its obligation to make LIBOR Loans, or change the basis of taxation of any amounts payable to such Bank under this Agreement or its Notes in respect of any LIBOR Loan (other than franchise taxes and taxes imposed on the overall net income of such
                           Bank);

                                    (B) shall impose, modify, or deem applicable
                           any reserve, special deposit, assessment, or similar requirement (other than reserve requirements, if any, taken into account in the determination of the LIBOR
                           Rate) relating to any extensions of credit or other assets of, or any deposits with or other liabilities or commitments of, such Bank, including the Commitment of such Bank hereunder; or

                                    (C) shall impose on such Bank or on the
                           London interbank market any other condition affecting this Agreement or its Notes or any of such extensions of credit or liabilities or commitments;

                  and the result of any of the foregoing is to increase the cost to such Bank of making, converting into, continuing, or maintaining any LIBOR Loan or to reduce any sum received or receivable by such Bank under this Agreement or its Notes with respect to any LIBOR Loan, then Borrowers shall pay to such Bank on demand such amount or amounts as will reasonably compensate such Bank for such increased cost or reduction.

                           (ii) If, after the date hereof, any Bank shall have
                  determined that the adoption of any applicable law, rule, or regulation regarding capital adequacy or any change therein or in the interpretation or administration thereof by any governmental authority, central bank, or comparable agency charged with the interpretation or administration thereof, or any request or directive regarding capital adequacy (whether or not having the force of law) of any such governmental authority, central bank, or comparable agency, has or would have the effect of reducing the rate of return on the capital of such Bank or any corporation controlling such Bank as a consequence of such Bank's obligations hereunder to a level below that which such Bank or such corporation could have achieved but for such adoption, change, request, or directive (taking into consideration its policies with respect to capital adequacy), then from time to time upon demand Borrowers shall pay to such Bank such additional amount or amounts as will reasonably compensate such Bank for such reduction.

                           (iii) Each Bank shall promptly notify Borrowers and
                  Agent of any event of which it has knowledge, occurring after the date hereof, which will entitle such Bank to compensation pursuant to this Section 5(c) and will designate a separate lending office, if applicable, if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of such Bank, be otherwise disadvantageous to it. Any Bank claiming compensation under this Section 5(c) shall furnish to Borrowers and Agent a statement setting forth the additional amount or amounts to be paid to it hereunder which shall be conclusive in the absence of manifest error. In determining such amount, such Bank may use any reasonable averaging and attribution methods.

                           (iv) Any Bank giving notice to the Borrowers through
                  the Agent, pursuant to Section 5(c) shall give to the Borrowers a statement signed by an officer of such Bank setting forth in reasonable detail the basis for, and the calculation of such additional cost, reduced payments or capital requirements, as the case may be, and the additional amounts required to compensate such Bank therefor.

                           (v) Within five (5) Business Days after receipt by
                  the Borrowers of any notice referred to in Section 5(c), the Borrowers shall pay to the Agent for the account of the Bank issuing such notice such additional amounts as are required to compensate such Bank for the increased cost, reduce payments or increase capital requirements identified therein, as the case may be. If any Bank requests compensation by Borrowers under this Section 5(c), Borrowers may, by notice to such Bank (with a copy to Agent), suspend the obligation of such Bank to make or continue LIBOR Loans or to convert all or part of the Base Rate Loans owing to such Bank to LIBOR Loans, until the event or condition giving rise to such request ceases to be in effect (in which case the provisions of Section 5(c) shall be applicable); provided that such suspension shall not affect the right of such Bank to receive the compensation so requested.

                  (d) Discretion of Bank as to Manner of Funding. Notwithstanding any provisions of this Agreement to the contrary, each Bank shall be entitled to fund and maintain its funding of all or any part of its Loan in any manner it sees fit, it being understood, however, that for the purposes of this Agreement all determinations hereunder shall be made as if each Bank had actually funded and maintained each LIBOR Loan through the purchase of deposits having a maturity corresponding to the last day of the Interest Period applicable to such LIBOR Loan and bearing an interest rate to the applicable interest rate for such LIBOR Period.

                  (e) Breakage Fees. Without duplication under any other provision hereof, if any Bank incurs any loss, cost or expense including, without limitation, any loss of profit and loss, cost, expense or premium reasonably incurred by reason of the liquidation or re-employment of deposits or other funds acquired by such Bank to fund or maintain any LIBOR Loan or the relending or reinvesting of such deposits or amounts paid or prepaid to the Banks as a result of any of the following events other than any such occurrence as a result in the change of circumstances described in Sections 5(a) and (b):

                           (i) any payment, prepayment or conversion of a LIBOR
                  Loan on a date other than the last day of its Interest Period (whether by acceleration, prepayment or otherwise);

                           (ii) any failure to make a principal payment of a
                  LIBOR Loan on the due date thereof; or

                           (iii) any failure by the Borrowers to borrow,
                  continue, prepay or convert to a LIBOR Loan on the dates specified in a notice given pursuant to Section 2(b) or 4(c) hereof;

         then the Borrowers shall pay to such Bank such amount as will reimburse such Bank for such loss, cost or expense. If any Bank makes such a claim for compensation, it shall furnish to Borrowers and Agent a statement setting forth the amount of such loss, cost or expense in reasonable detail (including an explanation of the basis for and the computation of such loss, cost or expense) and the amounts shown on such statement shall be conclusive and binding absent manifest error.

         6. COLLATERAL SECURITY. To secure the performance by Borrowers of their obligations hereunder, and under the Notes, the Guaranty and Security Instruments, whether now or hereafter incurred, matured or unmatured, direct or contingent, joint or several, or joint and several, including extensions, modifications, renewals and increases thereof, and substitutions therefore, Borrowers shall contemporaneously with or prior to the execution of this Agreement and the Notes, grant and assign to Agent for the ratable benefit of the Banks a first and prior Lien on (i) the Rigs, together with an assignment of the insurance covering such Rigs, the charter hire, drilling contract earnings and revenues of the Rigs, (ii) 66% of the voting stock of all foreign Material Subsidiaries, (iii) 100% of the voting stock of all domestic Material Subsidiaries, and (iv) the Subsidiary Notes. All agreements and obligations arising out of Rate Management Transactions between either Borrower and the Banks or their Affiliates shall be secured by the Collateral and paid on a pari passu basis with the indebtedness and obligations of such Borrower under this Agreement and the other Loan Documents. The Rigs, stock and Subsidiary Notes and other collateral in which Borrowers have herewith granted or hereafter grants to Agent for the ratable benefit of the Banks a first and prior Lien (to the satisfaction of the Agent) in accordance with this Section 6, as such properties and interests are from time to time constituted, are hereinafter collectively called the "Collateral."

         The granting and assigning of such security interests and Liens by Borrowers shall be pursuant to Security Instruments in form and substance reasonably satisfactory to the Agent. Borrowers will cause to be executed and delivered to the Agent, in the future, additional Security Instruments if the Agent reasonably deems such are necessary to insure perfection or maintenance of Banks' Liens in the Collateral or any part thereof.

         In addition to the granting of the first and prior Liens referred to above, Borrowers shall also grant to the Banks a negative pledge on all of their other assets (limited, in the case of the voting stock of foreign subsidiaries, to 66% of such stock).

         7. FEES.

                  (a) Unused Fee. Borrowers shall pay to Agent for the ratable benefit of the Banks an unused commitment fee (the "Unused Commitment Fee") equivalent to the Unused Commitment Fee Rate times the daily average of the unadvanced portion of the Revolving Commitment less the outstanding amount of each unfunded Letter of Credit issued by the Agent pursuant to Section 2(c) hereof. The Unused Commitment Fee shall be payable in arrears on the last Business Day of each calendar quarter beginning March 29, 2002 with the final fee payment due on the Maturity Date for any period then ending for which the Unused Commitment Fee shall not have been theretofore paid. In the event the Revolving Commitment terminates on any date prior to the end of any such monthly period, Borrowers shall pay to the Agent for the ratable benefit of the Banks, on the date of such termination, the total Unused Commitment Fee due for the period in which such termination occurs.

                  (b) The Letter of Credit Fee. Borrowers shall pay to the Agent the Letter of Credit fees required above in Section 2(d).

                  (c) Agency Fees. Borrowers shall pay to the Agent certain fees for acting as Agent hereunder in the amounts previously agreed between Borrowers and the Agent.

         8. PREPAYMENTS.

                  (a) Voluntary Prepayments. Subject to the provisions of
         Section 5(e) hereof, the Borrowers may at any time and from time to time, without penalty or premium, prepay the Notes, in whole or in part. Each such prepayment shall be made on at least three (3) Business Days' notice to Agent in the case of LIBOR Loan Tranches and on one (1) Business Day's notice in the case of Base Rate Loans and shall be in a minimum amount of (i) $500,000 or any integral multiples thereof (or the unpaid balance of the Notes, whichever is less), for Base Rate Loans, plus accrued interest thereon and (ii) $1,000,000 or any integral multiples thereof (or the unpaid balance on the Notes, whichever is less) for LIBOR Loans, plus accrued interest thereon to the date of prepayment.

                  (b) Mandatory Prepayment. In the event the Total Outstandings ever exceed the Revolving Commitment, the Borrowers shall immediately prepay, without premium or penalty, subject to the provisions of
         Section 5(e) hereof with respect to LIBOR Loans, the principal amount of the Notes in an amount at least equal to such excess plus accrued but unpaid interest thereon to the date of such prepayment.

         9. REPRESENTATIONS AND WARRANTIES. In order to induce the Banks to enter into this Agreement, Borrowers hereby represent and warrant to the Banks (which representations and warranties will survive the delivery of the Notes) that:

                  (a) Creation and Existence. Atwood is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it was formed and is duly qualified in all jurisdictions wherein failure to qualify may result in a Material Adverse Effect. Deep Seas is a limited partnership duly formed, validly existing and in good standing under the laws of the state of its formation and is duly qualified in all jurisdictions wherein failure to qualify may result in a Material Adverse Effect. Each Borrower and their respective Subsidiaries has all power and authority to own their respective properties and assets and to transact the business in which it is engaged.

                  (b) Power and Authority. Each Borrower is duly authorized and empowered to create and issue the Notes; and each Borrower is duly authorized and empowered to execute, deliver and perform its obligations under the Loan Documents to which it is a party, including this Agreement; and all corporate action on each Borrower's part requisite for the due creation and issuance of the Notes and on each Borrower's part requisite for the due execution, delivery and performance of the Loan Documents, including this Agreement, has been duly and effectively taken.

                  (c) Binding Obligations. This Agreement does, and the Notes and other Loan Documents upon their creation, issuance, execution and delivery will, constitute valid and binding obligations of each Borrower, enforceable in accordance with its respective terms (except that enforcement may be subject to any applicable bankruptcy, insolvency, or similar debtor relief laws now or hereafter in effect and relating to or affecting the enforcement of creditors rights generally).

                  (d) No Legal Bar or Resultant Lien. The Notes and the Loan Documents, including this Agreement, do not and will not, to the best of each Borrower's knowledge violate any provisions of any material contract, agreement, law, regulation, order, injunction, judgment, decree or writ to which either Borrower is subject, or result in the creation or imposition of any lien or other encumbrance upon any assets or properties of either Borrower, other than those contemplated by this Agreement.

                  (e) No Consent. The execution, delivery and performance by Borrowers of the Notes and the Loan Documents, including this Agreement does not require the consent or approval of any other person or entity, including without limitation any regulatory authority or governmental body of the United States or any state thereof or any political subdivision of the United States or any state thereof.

                  (f) Financial Condition. The audited Financial Statements of Atwood dated September 30, 2001, which have been delivered to the Agent are complete and correct in all material respects, and fairly and accurately reflect in all material respects the financial condition and results of the operations of Atwood as of the date or dates and for the period or periods stated. No change has since occurred in the condition, financial or otherwise, of Borrowers which is reasonably expected to have a Material Adverse Effect, except as disclosed to the Banks in Schedule "2" attached hereto.

                  (g) Liabilities. Neither Borrower nor any Subsidiary has any material (individually or in the aggregate) liability, direct or contingent, except as disclosed to the Banks in the Financial Statements and on Schedule "3" attached hereto. No unusual or unduly burdensome restrictions, restraint, or hazard exists by contract, law or governmental regulation or otherwise relative to the business, assets or properties of either Borrower or any Subsidiary which is reasonably expected to have a Material Adverse Effect.

                  (h) Litigation. Except as described in the Financial Statements, or as otherwise disclosed to the Banks in Schedule "4" attached hereto, there is no litigation, legal or administrative proceeding, investigation or other action of any nature pending or, to the knowledge of the officers of either Borrower or any Subsidiary threatened against or affecting either Borrower or any Subsidiary which involves the possibility of any judgment or liability not fully covered by insurance, and which is reasonably expected to have a Material Adverse Effect.

                  (i) Taxes; Governmental Charges. Each Borrower and each of their Subsidiaries have filed all tax returns and reports required to be filed and has paid all taxes, assessments, fees and other governmental charges levied upon it or its assets, properties or income which are due and payable, including interest and penalties, the failure of which to pay could reasonably be expected to have a Material Adverse Effect, except such as are being contested in good faith by appropriate proceedings and for which adequate reserves for the payment thereof as required by GAAP has been provided and levy and execution thereon have been stayed and continue to be stayed.

                  (j) Titles, Etc. Each Borrower and each of their Subsidiaries have good and defensible title to all of their respective assets, including without limitation, the Rigs, free and clear of all liens or other encumbrances except Permitted Liens.

                  (k) Defaults. Neither Borrower nor any Subsidiary is in default and no event or circumstance has occurred which, but for the passage of time or the giving of notice, or both, would constitute a default under any loan or credit agreement, indenture, mortgage, deed of trust, security agreement or other agreement or instrument to which Borrowers or any Subsidiary are a party in any respect that would be reasonably expected to have a Material Adverse Effect. No Event of Default hereunder has occurred and is continuing.

                  (l) Casualties; Taking of Properties. Since the dates of the latest Financial Statements of Atwood delivered to Banks, neither the business nor the assets or properties of Borrowers or any Subsidiary have been affected (to the extent it is reasonably likely to cause a Material Adverse Effect) as a result of any fire, explosion, earthquake, flood, drought, windstorm, accident, strike or other labor disturbance, embargo, requisition or taking of property or cancellation of contracts, permits or concessions by any domestic or foreign government or any agency thereof, riot, activities of armed forces or acts of God or of any public enemy.

                  (m) Use of Proceeds; Margin Stock. The availability under the Revolving Commitment will be used by Borrowers for the purposes of (i) refinancing existing debt, (ii) for letters of credit, and (iii) general corporate purposes other than hostile acquisitions including, but not limited to, the purchase of offshore drilling rigs and the stock and/or assets of companies which own or operate offshore rigs. Neither Borrower is engaged principally or as one of its important activities in the business of extending credit for the purpose of purchasing or carrying any "margin stock" as defined in Regulation U of the Board of Governors of the Federal Reserve System (12 C.F.R. Part
         221), or for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry a margin stock or for any other purpose which might constitute this transaction a "purpose credit" within the meaning of said Regulation U.

                  Neither Borrowers nor any person or entity acting on behalf of Borrowers have taken or will take any action which might cause the loans hereunder or any of the Loan Documents, including this Agreement, to violate Regulation U or any other regulation of the Board of Governors of the Federal Reserve System or to violate the Securities Exchange Act of 1934 or any rule or regulation thereunder, in each case as now in effect or as the same may hereafter be in effect.

                  (n) Location of Business and Offices. The principal place of business and chief executive offices of both Borrowers are located at the address stated in Section 16 hereof.

                  (o) Compliance with the Law. To the best of each Borrower's knowledge, neither Borrowers nor any Subsidiary:

                           (i) is in violation of any law, judgment, decree,
                  order, ordinance, or governmental rule or regulation to which Borrowers, or any of its assets or properties are subject; or

                           (ii) has failed to obtain any license, permit,
                  franchise or other governmental authorization necessary to the ownership of any of its assets or properties or the conduct of its business;

         which violation or failure is reasonably expected to have a Material Adverse Effect.

                  (p) No Material Misstatements. No information, exhibit or report furnished by either Borrower to the Banks in connection with the negotiation of this Agreement contained any material misstatement of fact or omitted to state a material fact or any fact necessary to make the statement contained therein not materially misleading.

                  (q) ERISA. Each Borrower and each Subsidiary is in compliance in all material respects with the applicable provisions of ERISA, and no "reportable event", as such term is defined in Section 403 of ERISA, has occurred with respect to any Plan of Borrowers.

                  (r) Public Utility Holding Company Act. Neither Borrower is a "holding company", or "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", or a "public utility" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

                  (s) Environmental Matters.

                           (i) The Borrowers have duly complied in all material
                  respects with, and the Rigs and their other properties and operations are in compliance in all material respects with, the provisions of all applicable environmental, health and safety laws, codes and ordinances and all rules and regulations promulgated thereunder of all Governmental Authorities unless such compliance would violate the laws or regulations of the jurisdiction in which the Rigs are operating.

                           (ii) As of the date of this Agreement, except as
                  disclosed to the Agent in writing or Schedule "6" hereto, the Borrowers have received no notice from any Governmental Authority, and have no knowledge, of any fact(s) which constitute a violation of any applicable environmental, health or safety laws, codes or ordinances, and any rules or regulations promulgated thereunder of all Governmental Authorities, which relate to the use or ownership of the Rigs or other properties owned or operated by the Borrowers.

                           (iii) The Borrowers have been issued all required
                  permits, licenses, certificates and approvals of all Governmental Authorities relating to (i) air emissions, (ii) discharges to surface water or ground water, (iii) noise emissions, (iv) solid or liquid waste disposal, (v) the use, operation, storage, transportation, treatment, recycling or disposal of Hazardous Substances or (vi) other environmental, health or safety matters necessary for the ownership or operation of the Rigs or other properties owned or operated by the Borrowers and such permits, licenses, certificates and approvals are in full force and effect on the date of this Agreement.

                           (iv) Except as disclosed to the Agent in writing or
                  Schedule "6" hereto, to the best of the Borrowers' knowledge, except in accordance with a valid governmental permit, license, certificate or approval, there has been no spill or unauthorized discharge or release of any Hazardous Substance to the environment at, from, or as a result of any operations on the Rigs or other properties and operations owned or operated by the Borrowers required to be reported to any Governmental Authority.

                           (v) Except as disclosed to the Agent in writing or
                  Schedule "6" hereto, there has been no material complaint, compliance order, compliance schedule, notice letter, notice of citation or other similar notice from any environmental agency which concerns the operations of the Rigs or other properties owned or operated by the Borrowers.

                  (t) Liens. Except (i) as disclosed on Schedule "1" hereto and
         (ii) for Permitted Liens, the assets and properties of each Borrower are free and clear of all liens and encumbrances.

                  (u) Material Subsidiaries. All of Atwood's Material Subsidiaries are listed on Schedule "5" hereto.

         10. CONDITIONS OF LENDING.

                  (a) The effectiveness of this Agreement, and the obligation to make the initial Advance under the Revolving Commitment shall be subject to satisfaction of the following conditions precedent:

                           (i) Execution and Delivery. Each Borrower shall have
                  executed and delivered the Agreement, the Notes, the Amendment to First Naval Mortgage, the Assignments of Insurance, the Assignments of Charter Hire, Drilling Contracts and Revenue and Earnings, Restated Pledge Agreement For Stock, Restated Pledge Agreement For Subsidiary Notes and other required documents, all in form and substance satisfactory to the Agent;

                           (ii) Legal Opinion. The Agent and the Banks shall
                  have received from Borrowers' U.S. and Panamanian legal counsel a favorable legal opinion in form and substance satisfactory to Agent;

                           (iii) Corporate Resolutions. The Agent shall have
                  received appropriate certified corporate resolutions of Atwood and the general partner of Deep Seas;

                           (iv) Good Standing. The Agent shall have received
                  evidence of existence and good standing for each Borrower and each Material Subsidiary;

                           (v) Incumbency. The Agent shall have received a
                  signed certificate of each Borrower (in the case of Deep Seas, of its general partner), certifying the names of the officers or other representatives of each Borrower authorized to sign loan documents on behalf of such Borrower, together with the true signatures of each such officer. The Agent may conclusively rely on such certificate until the Agent receives a further certificate of either Borrower canceling or amending the prior certificate and submitting signatures of the officers or other representatives, named in such further certificate;

                           (vi) Articles of Incorporation and Bylaws. The Agent
                  shall have received copies of any amendments to the Articles of Incorporation of Atwood and each Material Subsidiary, certified by the Secretary of State of the State of its incorporation, and a copy of any amendments to the bylaws, if any, of Atwood and each Material Subsidiary certified by Atwood and each Material Subsidiary as being true, correct and complete;

                           (vii) Partnership Agreement. The Agent shall have
                  received a copy of the Partnership Agreement of Deep Seas certified by the general partner of Deep Seas as being a true, correct and complete copy thereof;

                           (viii) Confirmation of Class. The Agent shall have
                  received satisfactory confirmation of class certificate for the Rigs from the American Bureau of Shipping dated within thirty (30) days of the Effective Date showing the Rigs to be classified as Maltese Cross A1 Column Stabilized Drilling Units dated within thirty (30) days of the Effective Date;

                           (ix) Payment of Fees. The Agent shall have received
                  payment in full of all fees due at the Effective Date;

                           (x) Insurance. Agent shall have received copies of
                  all of Borrowers' insurance on the Rigs, including but not limited to hull and machinery insurance, protection and indemnity insurance and pollution insurance, all in form and substance satisfactory to the Agent and its insurance consultant;

                           (xi) Appraisal. The Agent shall have received an
                  initial desk top appraisal of the Rigs prepared by an independent appraisal firm or offshore drilling rig brokerage firm acceptable to the Agent, said appraisal to be satisfactory to the Agent, provided, however, the ATWOOD HUNTER and the ATWOOD EAGLE shall have a combined aggregate appraised fair market value of at least $165,000,000 and a combined aggregate orderly liquidation appraisal value of at least $125,000,000;

                           (xii) First Naval Mortgage. The Agent shall have
                  received evidence of the filing of the First Naval Mortgage with the appropriate authorities in the necessary filing jurisdictions in Panama;

                           (xiii) Required Bank Approval. The Agent shall have
                  received the consents of Majority Banks to this amendment and restatement as required by the Original Credit Agreement, said consent being evidenced by execution by Majority Banks of this Agreement;

                           (xiv) Representation and Warranties. The
                  representations and warranties of each Borrower under this Agreement are true and correct in all material respects as of such date, as if then made (except to the extent that such representations and warranties related solely to an earlier date);

                           (xv) No Event of Default. No Default or Event of
                  Default shall have occurred and be continuing;

                           (xvi) Other Documents. Agent shall have received such
                  other instruments and documents incidental and appropriate to the transaction provided for herein as Bank or its counsel may reasonably request, and all such documents shall be in form and substance reasonably satisfactory to the Agent; and

                           (xvii) Legal Matters Satisfactory. All legal matters
                  incident to the consummation of the transactions contemplated hereby shall be reasonably satisfactory to special counsel for Agent retained at the expense of Borrowers.

                  (b) The obligation of the Banks to make any Advance on the Revolving Commitment (including the initial Advance) shall be subject to the following additional conditions precedent that, at the date of making each such Advance and after giving effect thereto:

                           (i) Representation and Warranties. The
                  representations and warranties of each Borrower under this Agreement are true and correct in all material respects as of such date, as if then made (except to the extent that such representations and warranties related solely to an earlier date);

                           (ii) No Event of Default. No Default or Event of
                  Default shall have occurred and be continuing;

                           (iii) Other Documents. Agent shall have received such
                  other instruments and documents incidental and appropriate to the transaction provided for herein as Agent or its counsel may reasonably request, and all such documents shall be in form and substance reasonably satisfactory to the Agent; and

                           (iv) Legal Matters Satisfactory. All legal matters
                  incident to the consummation of the transactions contemplated hereby shall be reasonably satisfactory to special counsel for Agent retained at the expense of Borrowers.

         11. AFFIRMATIVE COVENANTS. The Borrowers covenant and agree with the Banks, the Agent that, so long as any Revolving Commitment, Revolving Loan, Letter of Credit, Reimbursement Obligation or any fee, expense, or any other amount payable under any Loan Document shall remain unpaid and outstanding:

                  (a) Financial Statements and Reports. Borrowers shall promptly furnish to the Agent for delivery to the Banks from time to time upon request such information regarding the business and affairs and financial condition of Borrowers, as the Banks may reasonably request, and will furnish to the Agent for delivery to the Banks:

                           (i) Annual Financial Statements. As soon as
                  available, and in any event within one hundred twenty (120) days after the close of each fiscal year, the annual audited consolidated Financial Statements and unaudited consolidating Financial Statements of Atwood, prepared in accordance with GAAP and in a manner consistent with prior years;

                           (ii) Quarterly Financial Statements. As soon as
                  available, and in any event within sixty (60) days after the end of each calendar quarter of each year (except the last calendar quarter of any fiscal year), the quarterly unaudited consolidated and consolidating Financial Statements of Atwood prepared in accordance with GAAP and in a manner consistent with prior periods;

                           (iii) SEC Reports. As soon as available, and in any
                  event within five (5) days of filing, copies of all filings made by Atwood with the U.S. Securities and Exchange Commission;

                           (iv) Annual Appraisals. As soon as available, and in
                  any event within ninety (90) days after the close of each fiscal year of Borrowers, an annual desk top appraisal on the Rigs prepared by an independent appraisal firm or offshore drilling brokerage firm chosen by the Agent and reasonably acceptable to Borrowers;

                           (v) Fleet Employment Report. As soon as available,
                  and in any event within sixty (60) days after the end of each calendar quarter of each year, the quarterly fleet employment report of Borrowers setting forth the location, charter, term, and rate for all offshore drilling rigs owned or managed by Borrowers or their Subsidiaries as of the date of such report, such reports to be in form and substance satisfactory to Agent; and

                           (vi) Additional Information. Promptly upon request of
                  the Agent from time to time any additional financial information or other information that the Agent may reasonably request.

         All such reports, information, balance sheets and Financial Statements referred to in Subsection 11(a) above shall be in such detail as the Agent may reasonably request.

                  (b) Certificates of Compliance. Concurrently with the furnishing of the annual Financial Statements pursuant to Subsection 11(a)(i) hereof and the quarterly unaudited Financial Statements pursuant to Subsection 11(a)(ii) hereof, Borrowers will furnish or cause to be furnished to the Agent a certificate in the form of Exhibit "C" attached hereto, signed by the President or Chief Financial Officer of each Borrower, which certificate may be combined with the certificate furnished by Atwood Oceanics Pacific Limited pursuant to
         Section 11(b) of the Pacific Credit Agreement..

                  (c) Taxes and Other Liens. Each Borrower shall and shall cause each Subsidiary to pay and discharge promptly all lawful taxes, assessments and governmental charges or levies imposed upon each Borrower or any Subsidiary or upon the income or any assets or property of either Borrower or any Subsidiary as well as all claims of any kind (including claims for labor, materials, supplies and rent) which, if unpaid, might become a Lien or other encumbrance upon any or all of the assets or property of either

         Borrower or any Subsidiary and which could reasonably be expected to result in a Material Adverse Effect; provided, however, that the Borrowers and their Subsidiaries shall not be required to pay any such tax, assessment, charge, levy or claim if the amount, applicability or validity thereof shall currently be contested in good faith by appropriate proceedings diligently conducted, levy and execution thereon have been stayed and continue to be stayed and if such Borrower or Subsidiary shall have set up adequate reserves therefor, if required, under GAAP.

                  (d) Compliance with Laws. Each Borrower shall and shall cause each Subsidiary to observe and comply with all applicable laws, statutes, codes, acts, ordinances, orders, judgments, decrees, injunctions, rules, regulations, orders and restrictions relating to environmental standards or controls or to energy regulations of all federal, state, county, municipal and other governments, departments, commissions, boards, agencies, courts, authorities, officials and officers, domestic or foreign, where the failure to so observe and comply is reasonably expected to have a Material Adverse Effect.

                  (e) Further Assurances. Borrowers will cure promptly any defects in the creation and issuance of the Note and the execution and delivery of the Notes and the Loan Documents, including this Agreement. Each Borrower at their sole expense will promptly execute and deliver to Agent upon its reasonable request all such other and further documents, agreements and instruments in compliance with or accomplishment of the covenants and agreements in this Agreement, or to correct any omissions in the Note or more fully to state the obligations set out herein.

                  (f) Performance of Obligations. Borrowers will pay the Notes and other obligations incurred by it hereunder according to the reading, tenor and effect thereof and hereof.

                  (g) Insurance. The Borrowers and each Subsidiary now maintains and will continue to maintain insurance with financially sound and reputable insurers with respect to their respective assets against such liabilities, fires, casualties, risks and contingencies and at such types and amounts as is customary in the case of persons engaged in the same or similar businesses or similarly situated and in amounts which are consistent with prudent business practices. Upon the request of the Agent, the Borrowers will furnish or cause to be furnished to the Agent from time to time a summary of each respective insurance company of the Borrowers and their Subsidiaries, will provide the Agent with copies of all policies covering the Rigs, and, if requested, will furnish the Agent with copies of the applicable policies covering their other material assets. In addition, the Borrowers shall maintain the following insurance on the Rigs:

                           (i) The Borrowers shall insure, or cause to be
                  insured, the Rigs pursuant to the terms of Article I, Section 15 of the First Naval Mortgage. The Borrowers will promptly notify the Agent of any material changes in such insurances or any change in the underwriters or clubs providing such insurances. The Borrowers shall annually but no later than the anniversary date of this Agreement furnish the Agent with evidence of all such insurance policies currently in force.

                           (ii) If no Default or Event of Default has occurred
                  and is continuing, the Borrowers shall be entitled to the proceeds of any hull or machinery insurance to restore, rebuild or repair a Rig in the event of less than a total, constructive total or compromised total loss of a Rig as determined by Borrowers' insurers to the reasonable satisfaction of the Agent. If a Default or Event of Default has occurred and is continuing at the date of any such loss or if the loss is a total, constructive total or compromised total loss, then, in such event, the proceeds shall be paid to the Banks and applied ratably as a prepayment on the principal amount of the Notes.

                  (h) Accounts and Records. Borrower and each Subsidiary will keep books, records and accounts in which full, true and correct entries will be made of all dealings or transactions in relation to its business and activities, prepared in a manner consistent with prior years, subject to changes suggested by Borrowers' or any Subsidiary's auditors.

                  (i) Right of Inspection. Borrowers and each Subsidiary will permit any officer, employee or agent of the Agent, at their expense, to (A) examine Borrowers' and each Subsidiary's books, records and accounts, and take copies and extracts therefrom, and (B) inspect the Rigs, all at such reasonable times during normal business hours and as often as the Agent may reasonably request.

                  (j) Notice of Certain Events. Borrowers shall promptly notify the Agent if either Borrower learns of the occurrence of (i) any event which constitutes an Event of Default together with a detailed statement by Borrowers of the steps being taken to cure the Event of Default; or (ii) any legal, judicial or regulatory proceedings affecting Borrowers, any Subsidiary, or any of the material assets or properties of Borrowers or any Subsidiary which, if adversely determined, could reasonably be expected to have a Material Adverse Effect; or (iii) any dispute between Borrowers or any Subsidiary and any governmental or regulatory body or any other person or entity which, if adversely determined, might reasonably be expected to cause a Material Adverse Effect; or (iv) any other matter which in Borrowers' opinion is reasonably expected to have a Material Adverse Effect.

                  (k) ERISA Information and Compliance. Each Borrower shall and shall cause each Subsidiary to promptly furnish to the Agent immediately upon becoming aware of the occurrence of any "reportable event", as such term is defined in Section 4043 of ERISA, or of any "prohibited transaction", as such term is defined in Section 4975 of the Internal Revenue Code of 1954, as amended, in connection with any Plan or any trust created thereunder, a written notice signed by the chief financial officer of such Borrowers or such Subsidiary specifying the nature thereof, what action Borrowers or such Subsidiary is taking or proposes to take with respect thereto, and, when known, any action taken by the Internal Revenue Service with respect thereto.

                  (l) Environmental Compliance.

                           (i) The Borrowers and the Subsidiaries will comply
                  with and will use their best efforts to cause their agents, contractors and sub-contractors (while such Persons are acting within the scope of their contractual relationship with the Borrowers and the Subsidiaries) to so comply with (A) all applicable environmental, health and safety laws, codes and ordinances, and all rules and regulations promulgated thereunder of all Governmental Authorities and (B) the terms and conditions of all applicable permits, licenses, certificates and approvals of all Governmental Authorities now or hereafter granted or obtained with respect to the Rigs or other properties owned or operated by the Borrowers or the Subsidiaries unless such compliance would violate the laws or regulations of the jurisdictions in which the Rigs are operating.

                           (ii) The Borrowers and the Subsidiaries will use
                  their best efforts and safety practices to prevent the unauthorized release, discharge, disposal, escape or spill of Hazardous Substances on or about the Rigs or other properties owned or operated by the Borrowers or the Subsidiaries.

                  (m) Environmental Notifications. The Borrowers shall notify the Agent, in writing, within five (5) Business Days of any of the following events occurring after the date of this Agreement:

                           (i) Any written notification made by either Borrower
                  or any of the Subsidiaries to any federal, state or local environmental agency required under any federal, state or local environmental statute, regulation or ordinance relating to a spill or unauthorized discharge or release of any Hazardous Substance to the environment at, from, or as a result of any operations on, the Rigs or other properties and operations owned or operated by the Borrowers or any Subsidiary.

                           (ii) Knowledge by an officer of the Borrowers or any
                  Subsidiary of receipt of service by either Borrower or any Subsidiary of any complaint, compliance order, compliance schedule, notice letter, notice of violation, citation or other similar notice or any judicial demand by any court, federal, state or local environmental agency, alleging (A) any spill, unauthorized discharge or release of any Hazardous Substance to the environment from, or as a result of the operations on, the Rigs or other properties owned or operated by the Borrowers or any Subsidiary or (B) violations of applicable laws, regulations or permits regarding the generation, storage, handling, treatment, transportation, recycling, release or disposal of Hazardous Substances on or as a result of operations on the Rigs or other properties and operations owned or operated by the Borrowers or the respective Subsidiary.

                           (iii) It is understood by the parties hereto that the
                  aforementioned notices are solely for the Agent's information, may not otherwise be required by any federal, state or local environmental laws, regulations or ordinances, and are to be considered confidential information by the Banks and the Agent.

                           (iv) The term "environmental agency" as used herein
                  shall include, but not be limited to, the United States Environmental Protection Agency, the United States Coast Guard, the United States Mineral Management Service, the United States Department of Transportation (in its administration of the Hazardous Materials Transportation Act, 49 U.S.C. Sec. 1801, et seq.) and other analogous or similar Governmental Authorities regulating or administering statutes, regulations or ordinances relating to or imposing liability or standards of conduct concerning the generation, storage, use, production, transportation, handling, treatment, recycling, release or disposal of any Hazardous Substance.

                  (n) Environmental Indemnifications.

                           (i) The Borrowers hereby agree to indemnify and hold
                  the Agent and the Banks jointly and severally harmless from and against any and all claims, losses, liability, damages and injuries of any kind whatsoever asserted against the Agent and the Banks with respect to or as a direct result of the presence, escape, seepage, spillage, release, leaking, discharge or migration from any Rig or other properties owned or operated by the Borrowers or any Subsidiary of any Hazardous Substance, including without limitation, any claims asserted or arising under any applicable environmental, health and safety laws, codes and ordinances, and all rules and regulations promulgated thereunder of all Governmental Authorities, regardless of whether or not caused by or within the control of the Borrowers or any Subsidiary.

                           (ii) It is the parties' understanding that the Agent,
                  and the Banks do not now, have never and do not intend in the future to exercise any operational control or maintenance over the Rigs or any other properties and operations owned or operated by the Borrowers or any Subsidiary, nor have they in the past, presently, or intend in the future to, maintain an ownership interest in the Rigs or any other properties owned or operated by the Borrowers or any Subsidiary except as may arise upon enforcement of the Agent's rights under the First Naval Mortgage.

                           (iii) Should, however, the Agent or the Banks
                  hereafter exercise any ownership interest in or operational control over the Rigs or any other properties owned or operated by the Borrowers or any Subsidiary, e.g., including but not limited to, through foreclosure, then the above stated indemnity and hold harmless shall be limited with respect to any actions or failures to act by the Agent or the Banks subsequent to exercising such interest or operational control, to the extent such action or inaction by the Agent or the Banks is admitted by the Agent or the Banks is found by a court of competent jurisdiction to have caused or made worse any condition for which liability is asserted, including but not limited to, the presence, escape, seepage, spillage, leaking, discharge or migration on or from the Rigs or other properties owned or operated by the Borrowers or any Subsidiary of any Hazardous Substance.

                  (o) Change of Principal Place of Business. Borrowers shall give Agent at least thirty (30) days prior written notice of its intention to move its principal place of business from the address set forth in Section 16 hereof.

                  (p) Payables and Other Indebtedness. Borrowers and each Subsidiary shall pay their trade payables and other Debt that arise in the ordinary course of business promptly as they become due except to the extent any such trade payables or Debt are being contested in good faith.

                  (q) Collateral Maintenance. The Borrowers shall maintain as Collateral at all times Rigs with (i) an aggregate fair market appraised value of at least 125% of the Revolving Commitment, and (ii) a liquidation appraised value of at least 100% of the amount of the Revolving Commitment. In the event the foregoing required Collateral maintenance is not met, the Borrowers will either reduce the Revolving Commitment outstanding to a level supported by the Collateral (as required above) or pledge additional Collateral acceptable to Agent within thirty (30) days.

                  (r) Maintenance of Rigs. The Borrowers will maintain, or cause to be maintained, the Rigs in the highest classification for such drilling rigs with the American Bureau of Shipping or such other classification society as the Agent may approve.

                  (s) Rate Management Transaction. The Borrowers shall promptly perform all obligations and promptly pay all amounts due any Lender under any Rate Management Transaction.

         12. NEGATIVE COVENANTS. The Borrowers covenant and agree with the Banks and the Agent that, so long as any Revolving Commitment, Revolving Loan, Letter of Credit, Reimbursement Obligation or any fee, expense, or any other amount payable under any Loan Document shall remain unpaid and outstanding:

                  (a) Negative Pledge. Neither the Borrowers nor any of their Subsidiaries shall without the prior written consent of the Banks:

                           (i) create, incur, assume or permit to exist any
                  Lien, security interest or other encumbrance on any of its assets or properties now owned or hereafter acquired, except Permitted Liens; or

                           (ii) sell, lease, transfer or otherwise dispose of,
                  in any fiscal year, any of its material assets or properties, except for (1) sales, leases, transfers, charters (including drilling contracts) or other dispositions made in the ordinary course of the Borrowers' business, and (2) sales, leases, transfers, charters (including drilling contracts) or other dispositions between either Borrower and a Subsidiary, and (3) sales, leases, transfers, charters (including drilling contracts) or other dispositions of its assets (other than Collateral) which, on a pro forma basis after giving effect thereto, do not result in a violation of Sections 12(b), (c),
                  (d), (e) or (f).

                  (b) Current Ratio. Borrowers will not allow the ratio of Consolidated Current Assets to Consolidated Current Liabilities to be less than 1.25 to 1.0 as of the end of any fiscal quarter.

                  (c) Funded Debt to EBITDA. The Borrowers will not allow their ratio of (i) Consolidated Funded Debt to (ii) Consolidated EBITDA to be greater than (A) 2.75 to 1.0 as of the end of any fiscal quarter from December 31, 2001 to March 31, 2003, and (B) 2.5 to 1.0 as of the end of any fiscal quarter thereafter

                  (d) Interest Coverage Ratio. The Borrowers will not allow their ratio of Consolidated EBITDA to Consolidated Interest Expense to be less than (i) 3.0 to 1.0 as of the end of each fiscal quarter.

                  (e) Funded Debt to Tangible Net Worth. Borrowers will not allow the ratio of Consolidated Funded Debt to Consolidated Tangible Net Worth to be more than .9 to 1.0 as of the end of any fiscal quarter.

                  (f) Tangible Net Worth. Borrowers will not allow the Consolidated Tangible Net Worth to be less than $210,000,000 plus fifty percent (50%) of Borrowers' Consolidated Net Income, if positive, for each fiscal quarter beginning with the fiscal quarter ended December 31, 2001, plus 75% of the proceeds of any sale of equity after September 30, 2001, tested at the end of each fiscal quarter.

                  (g) Consolidations and Mergers. Neither the Borrowers nor any Subsidiary will consolidate or merge with or into any other Person, except that the Borrowers or any Subsidiary may merge with another Person if such Borrower or such Subsidiary is the surviving entity in such merger, and any Subsidiary may merge with any Subsidiary, if, after giving effect to any such merger or consolidation, no Default or Event of Default shall have occurred and be continuing. Provided, however, that this Section 12(g) shall not apply in the case of a consolidation, merger or similar event for the sole purpose of changing the domicile of Borrower or any Subsidiary if Borrower gives Agent ten
         (10) days prior written notice of its intent, or the intent of any of its Subsidiaries, to make such change.

                  (h) Debts, Guaranties and Other Obligations. Neither of the Borrowers nor any of the Subsidiaries will incur, create, assume or in any manner become or be liable in respect of any Debt, nor will either Borrower or any Subsidiary guarantee or otherwise in any manner become or be liable in respect of any indebtedness, liabilities or other obligations of any other person or entity, whether by agreement to purchase the indebtedness of any other person or entity or agreement for the furnishing of funds to any other person or entity through the purchase or lease of goods, supplies or services (or by way of stock purchase, capital contribution, advance or loan) for the purpose of paying or discharging the indebtedness of any other person or entity, or otherwise, except that the foregoing restrictions shall not apply to:

                           (i) the Notes and any renewal or increase thereof; or

                           (ii) taxes, assessments or other government charges
                  which are not yet due or are being contested in good faith by appropriate action promptly initiated and diligently conducted, if such reserve as shall be required by GAAP shall have been made therefor and levy and execution thereon have been stayed and continue to be stayed; or

                           (iii) additional indebtedness for borrowed money or
                  letters of credit which, together with the indebtedness permitted by Section 12(h)(iii) of the Pacific Credit Agreement, does not exceed $10,000,000 in the aggregate outstanding at any time; or

                           (iv) inter-company indebtedness between Borrowers; or

                           (v) intercompany indebtedness between any Borrower
                  and any Subsidiary of any Borrower in an amount not greater than the principal amount outstanding as of March 31, 2000; or

                           (vi) additional intercompany indebtedness between
                  Borrowers and the Material Subsidiaries evidenced by the Subsidiary Notes; or

                           (vii) additional intercompany indebtedness between
                  Borrowers and any Subsidiary other than a Material Subsidiary which is not evidenced by a Subsidiary Note and which, together with the indebtedness permitted by Section 12(h)(vi) of the Pacific Credit Agreement, does not exceed $5,000,000 in the aggregate; or

                           (viii) indebtedness for insurance premiums incurred
                  in the ordinary course of business; or

                           (ix) indebtedness or guaranties of indebtedness owed
                  the Banks under the Pacific Credit Agreement; or

                           (x) renewals or extensions (but not increases in) of
                  any or all of the foregoing.

                  (i) Dividends. Borrowers will not declare or pay any dividend, purchase, redeem or otherwise acquire for value any of their stock now or hereafter outstanding, return any capital to their stockholders, or make any distribution of their assets to their stockholders as such, except the foregoing shall not apply to dividends from any Subsidiary to the Borrowers or from Deep Seas to Atwood.

                  (j) Loans and Advances. Neither Borrowers nor any of their Subsidiaries shall make or permit to remain outstanding any loans or advances to or in any person or entity, except that the foregoing restriction shall not apply to:

                           (i) loans or advances to any person, the material
                  details of which have been set forth in the Financial Statements of Borrowers heretofore furnished to Banks or on Schedule "7" hereto; or

                           (ii) inter-company loans or advances between the
                  Borrowers, and between the Borrowers and the Material Subsidiaries which are evidenced by Subsidiary Notes; or

                           (iii) additional loans and advances to Subsidiaries
                  other than Material Subsidiaries which loans or advances are not evidenced by Subsidiary Notes and which, together with the loans and advances permitted by Section 12(j)(iii) of the Pacific Credit Agreement, do not exceed $5,000,000 in the aggregate; or

                           (iv) loans or advances to employees for expenses
                  incurred in the ordinary course of business not to exceed $250,000 in the aggregate outstanding at any time.

                  (k) Sale or Discount of Receivables. Neither Borrowers nor any Material Subsidiary will discount or sell with recourse, or sell for less than the greater of the face or market value thereof, any of its notes receivable or accounts receivable.

                  (l) Nature of Business. Neither Borrowers nor any Subsidiary will permit any material change to be made in the character of its business as carried on at the date hereof.

                  (m) Transactions with Affiliates. Neither Borrowers nor any Subsidiary will enter into any transaction with any Affiliate, except transactions upon terms that are no less favorable to it than would be obtained in a transaction negotiated at arm's length with an unrelated third party.

                  (n) Investments. Neither Borrowers nor any Subsidiary shall make any investment in any person or entity, except such restriction shall not apply to:

                           (i) investments existing at the Effective Date as
                  disclosed in the Financial Statements;

                           (ii) investments in Subsidiaries; and

                           (iii) investments consisting of Cash Equivalents.

                  (o) Amendment to Articles of Incorporation or Partnership Agreements. Except as may be required in the case of reincorporation or a similar corporate event of Atwood in Delaware or a foreign jurisdiction, neither Borrower nor any Subsidiary will permit any amendment to, or any alteration of, its Articles of Incorporation or Partnership Agreement; provided, however, that prior to any such reincorporation or similar event, Borrower shall give Agent ten (10) days prior written notice of its intention to take such action.

                  (p) Management of Rigs. Except for a sale, transfer or assignment of a Rig to the Borrower or a Guarantor, neither Borrower nor any Subsidiary will change the flag, class, ownership, management or control of the Rigs without the prior written consent of the Agent.

                  (q) Charter of Rigs.

                           (i) Borrowers shall not cause or allow any of the
                  Rigs to be bareboat chartered to any party other than a Subsidiary without the prior written consent of the Agent, which consent shall not be unreasonably withheld.

                           (ii) In the case of any bareboat or time charter of
                  any Rig to any Subsidiary of the Borrowers, Borrowers shall execute and deliver to the Agent an assignment of drilling contract revenues and earnings similar in form and substance to the Assignment of Charter Hire, Drilling Contract Revenues and Earnings entered into by the Borrowers and dated of even date herewith.

                  (r) Modification of Rigs. Neither Borrower shall cause or allow any change in the physical characteristics of the Rigs that would, in the reasonable judgment of the Agent, materially interfere with the suitability of the Rigs for normal commercial offshore drilling operations, the consent of the Agent to any such modification not to be unreasonably withheld.

                  (s) Sale of Rigs, etc. Except for a sale, transfer or assignment of a Rig to Borrower or a Guarantor, neither Borrower shall sell, transfer or assign any of the Rigs, any right to receive the revenue from the Rigs or any property serving as collateral for the Revolving Commitment; provided, however, that the Borrowers may sell, transfer or assign any surplus or scrap equipment from the Rigs.

                  (t) Stock of Material Subsidiaries. Atwood shall not sell, transfer or otherwise dispose of any of the voting stock of any of the Material Subsidiaries except that the foregoing shall not apply to the pledge of such stock to the Banks.

         13. EVENTS OF DEFAULT. Any one or more of the following events shall be considered an "Event of Default" as that term is used herein:

                  (a) Borrowers shall fail to pay when due or declared due the principal of, and the interest on, the Notes, or any fee or any other indebtedness of Borrowers incurred pursuant to this Agreement or any other Loan Document; or

                  (b) Any representation or warranty made under this Agreement, or in any certificate or statement furnished or made to the Banks pursuant hereto, or in connection herewith, or in connection with any document furnished hereunder, shall prove to be untrue in any material respect as of the date on which such representation or warranty is made (or deemed made), or any representation, statement (including financial statements), certificate, report or other data furnished or to be furnished or made under any Loan Document, including this Agreement, proves to have been untrue in any material respect, as of the date as of which the facts therein set forth were stated or certified; or

                  (c) Default shall be made in the due observance or performance of any of the covenants or agreements contained in the Loan Documents, including this Agreement (excluding covenants contained in Section 12 of the Agreement for which there is no cure period), and such default shall continue for more than thirty (30) days after the giving of written notice thereof by the Agent to the Borrowers; or

                  (d) Default shall be made in the due observance or performance of the covenants contained in Section 12 of this Agreement; or

                  (e) Default shall be made in respect of any obligation for borrowed money, other than the Notes, for which either Borrower or any Subsidiary is liable (directly, by assumption, as guarantor or otherwise), or any obligations secured by any mortgage, pledge or other security interest, lien, charge or encumbrance with respect thereto, on any asset or property of either Borrower or any Subsidiary or in respect of any agreement relating to any such obligations unless neither Borrower nor any Subsidiary is liable for same (i.e., unless remedies or recourse for failure to pay such obligations is limited to foreclosure of the collateral security therefor), and if such default shall continue beyond the applicable grace period, if any; or

                  (f) Either Borrower or any Subsidiary shall commence a voluntary case or other proceedings seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking an appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any corporate action authorizing the foregoing; or

                  (g) An involuntary case or other proceeding, shall be commenced against either Borrower or any Subsidiary seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of thirty
         (30) days; or an order for relief shall be entered against either Borrower or any Subsidiary under the federal bankruptcy laws as now or hereinafter in effect; or

                  (h) A final judgment or order for the payment of money in excess of $1,000,000 (or judgments or orders aggregating in excess of $1,000,000) shall be rendered against either Borrower or any Subsidiary and such judgments or orders shall continue unsatisfied and unstayed for a period of thirty (30) days unless such judgment or orders are fully covered by insurance or supersedeas bond; or

                  (i) In the event the aggregate principal amount outstanding under the Notes shall at any time exceed the Revolving Commitment established for the Notes, and Borrowers shall fail to comply with the provisions of Section 8(b) hereof; or

                  (j) A Change of Control shall occur; or

                  (k) A Change of Management shall occur; or

                  (l) Default shall occur under the Pacific Credit Agreement; or

                  (m) Default shall occur on a Rate Management Transaction.

         Upon occurrence of any Event of Default specified in Subsections 13(f) and (g) hereof, the entire principal amount due under the Notes and all interest then accrued thereon, and any other liabilities of Borrowers hereunder, shall become immediately due and payable all without notice and without presentment, demand, protest, notice of protest or dishonor or any other notice of default of any kind, all of which are hereby expressly waived by Borrowers. In any other Event of Default, the Agent, upon request of Majority Banks, shall by notice in writing to Borrowers declare the principal of, and all interest then accrued on, the Notes and any other liabilities hereunder to be forthwith due and payable, whereupon the same shall forthwith become due and payable without presentment, demand, protest, notice of intent to accelerate, notice of acceleration or other notice of any kind, all of which Borrowers hereby expressly waive, anything contained herein or in the Notes to the contrary notwithstanding. Nothing contained in this Section 13 shall be construed to limit or amend in any way the Events of Default enumerated in the Notes, or any other document executed in connection with the transaction contemplated herein.

         Upon the occurrence and during the continuance of any Event of Default, the Banks are hereby authorized at any time and from time to time and to the extent permitted by applicable law, without notice to Borrowers (any such notice being expressly waived by Borrowers), to set-off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by any of the Banks to or for the credit or the account of Borrowers against any and all of the indebtedness of Borrowers under the Notes and the Loan Documents, including this Agreement, irrespective of whether or not the Banks shall have made any demand under the Loan Documents, including this Agreement or the Notes and although such indebtedness may be unmatured. Any amount set-off by any of the Banks shall be applied against the indebtedness owed the Banks by Borrowers pursuant to this Agreement and the Notes. The Banks agree promptly to notify Borrowers after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Bank under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) which the Banks may have.

         14. THE AGENT AND THE BANKS.

                  (a) Appointment and Authorization. Each Bank hereby appoints Agent as its nominee and agent, in its name and on its behalf: (i) to act as nominee for and on behalf of such Bank in and under all Loan Documents; (ii) to arrange the means whereby the funds of Banks are to be made available to Borrowers under the Loan Documents; (iii) to take such action as may be requested by any Bank under the Loan Documents (when such Bank is entitled to make such request under the Loan Documents); (iv) to receive all documents and items to be furnished to Banks under the Loan Documents; (v) to be the secured party, mortgagee, beneficiary, and similar party in respect of, and to receive, as the case may be, any collateral for the benefit of Banks; (vi) to promptly distribute to each Bank all material information, requests, documents and items received from Borrowers under the Loan Documents; (vii) to promptly distribute to each Bank such Bank's Pro Rata Part of each payment or prepayment (whether voluntary, as proceeds of insurance thereon, or otherwise) in accordance with the terms of the Loan Documents and (viii) to deliver to the appropriate Persons requests, demands, approvals and consents received from Banks. Each Bank hereby authorizes Agent to take all actions and to exercise such powers under the Loan Documents as are specifically delegated to such Agent by the terms hereof or thereof, together with all other powers reasonably incidental thereto. With respect to its commitments hereunder and the Notes issued to it, Agent and any successor Agent shall have the same rights under the Loan Documents as any other Bank and may exercise the same as though it were not the Agent; and the term "Bank" or "Banks" shall, unless otherwise expressly indicated, include Agent and any successor Agent in its capacity as a Bank. Agent and any successor Agent and its Affiliates may accept deposits from, lend money to, act as trustee under indentures of and generally engage in any kind of business with Borrowers, and any person which may do business with Borrowers, all as if Agent and any successor Agent were not Agent hereunder and without any duty to account therefor to the Banks; provided that, if any payments in respect of any property (or the proceeds thereof) now or hereafter in the possession or control of Agent which may be or become security for the obligations of Borrowers arising under the Loan Documents by reason of the general description of indebtedness secured or of property contained in any other agreements, documents or instruments related to any such other business shall be applied to reduction of the obligations of Borrowers arising under the Loan Documents, then each Bank shall be entitled to share in such application according to its pro rata part thereof. Each Bank, upon request of any other Bank, shall disclose to all other Banks all indebtedness and liabilities, direct and contingent, of Borrowers to such Bank as of the time of such request.

                  (b) Note Holders. From time to time as other Banks become a party to this Agreement, Agent shall obtain execution by Borrowers of additional Notes, in the form of Exhibit B hereto, in amounts representing the Revolving Commitment of each such new Bank, up to an aggregate face amount of all Notes not exceeding $75,000,000. The obligation of such Bank shall be governed by the provisions of this Agreement, including but not limited to, the obligations specified in
         Section 2 hereof. From time to time, Agent may require that the Banks exchange their Notes for newly issued Notes to better reflect the Revolving Commitments of the Banks. Agent may treat the payee of any Note as the holder thereof until written notice of transfer has been filed with it, signed by such payee and in form satisfactory to Agent.

                  (c) Consultation with Counsel. Banks agree that Agent may consult with legal counsel selected by Agent and shall not be liable for any action taken or suffered in good faith by it in accordance with the advice of such counsel. BANKS ACKNOWLEDGE THAT GARDERE WYNNE SEWELL LLP IS COUNSEL FOR BANK ONE, BOTH AS AGENT AND AS A BANK, AND THAT SUCH FIRM DOES NOT REPRESENT ANY OF THE OTHER BANKS IN CONNECTION WITH THIS TRANSACTION.

                  (d) Documents. Agent shall not be under a duty to examine or pass upon the validity, effectiveness, enforceability, genuineness or value of any of the Loan Documents or any other instrument or document furnished pursuant thereto or in connection therewith, and Agent shall be entitled to assume that the same are valid, effective, enforceable and genuine and what they purport to be.

                  (e) Resignation or Removal of Agent. Subject to the appointment and acceptance of a successor Agent as provided below, Agent may resign at any time by giving written notice thereof to Banks and Borrowers, and Agent may be removed at any time with or without cause by Majority Banks. If no successor Agent has been so appointed by Majority Banks (and approved by Borrowers) and has accepted such appointment within 30 days after the retiring Agent's giving of notice of resignation or removal of the retiring Agent, then the retiring Agent may, on behalf of Banks, appoint a successor Agent. Any successor Agent must be approved by Borrowers, which approval will not be unreasonably withheld. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent's resignation or removal hereunder as Agent, the provisions of this
         Section 14 shall continue in effect for its benefit in respect to any actions taken or omitted to be taken by it while it was acting as Agent.

                  (f) Responsibility of Agent. It is expressly understood and agreed that the obligations of Agent under the Loan Documents are only those expressly set forth in the Loan Documents and that Agent, as the case may be, shall be entitled to assume that no Default or Event of Default has occurred and is continuing, unless Agent, as the case may be, has actual knowledge of such fact or has received notice from a Bank or Borrowers that such Bank or Borrowers consider that a Default or an Event of Default has occurred and is continuing and specifying the nature thereof. Neither Agent nor any of their directors, officers, attorneys or employees shall be liable for any action taken or omitted to be taken by them under or in connection with the Loan Documents, except for its or their own gross negligence or willful misconduct. Agent shall incur no liability under or in respect of any of the Loan Documents by acting upon any notice, consent, certificate, warranty or other paper or instrument believed by it to be genuine or authentic or to be signed by the proper party or parties, or with respect to anything which it may do or refrain from doing in the reasonable exercise of its judgment, or which may seem to it to be necessary or desirable.

                  Agent shall not be responsible to Banks for any of Borrowers' recitals, statements, representations or warranties contained in any of the Loan Documents, or in any certificate or other document referred to or provided for in, or received by any Bank under, the Loan Documents, or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of or any of the Loan Documents or for any failure by Borrowers to perform any of their obligations hereunder or thereunder. Agent may employ agents and attorneys-in-fact and shall not be answerable, except as to money or securities received by it or its authorized agents, for the negligence or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care.

                  The relationship between Agent and each Bank is only that of agent and principal and has no fiduciary aspects. Nothing in the Loan Documents or elsewhere shall be construed to impose on Agent any duties or responsibilities other than those for which express provision is therein made. In performing its duties and functions hereunder, Agent does not assume and shall not be deemed to have assumed, and hereby expressly disclaims, any obligation or responsibility toward or any relationship of agency or trust with or for Borrowers or any of its beneficiaries or other creditors. As to any matters not expressly provided for by the Loan Documents, Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of all Banks and such instructions shall be binding upon all Banks and all holders of the Notes; provided, however, that Agent shall not be required to take any action which is contrary to the Loan Documents or applicable law.

                  Subject to Section 22 hereof, Agent shall have the right to exercise or refrain from exercising, without notice or liability to the Banks, any and all rights afforded to Agent by the Loan Documents or which Agent may have as a matter of law. Agent shall not have liability to Banks for failure or delay in exercising any right or power possessed by Agent pursuant to the Loan Documents or otherwise unless such failure or delay is caused by the gross negligence of the Agent, in which case only the Agent responsible for such gross negligence shall have liability therefor to the Banks.

                  (g) Independent Investigation. Each Bank severally represents and warrants to Agent that it has made its own independent investigation and assessment of the financial condition and affairs of Borrowers in connection with the making and continuation of its participation hereunder and has not relied exclusively on any information provided to such Bank by Agent in connection herewith, and each Bank represents, warrants and undertakes to Agent that it shall continue to make its own independent appraisal of the credit worthiness of Borrowers while the Notes are outstanding or its commitments hereunder are in force. Agent shall not be required to keep itself informed as to the performance or observance by Borrowers of this Agreement or any other document referred to or provided for herein or to inspect the properties or books of Borrowers. Other than as provided in this Agreement, Agent shall not have any duty, responsibility or liability to provide any Bank with any credit or other information concerning the affairs, financial condition or business of Borrowers which may come into the possession of Agent.

                  (h) Indemnification. Banks agree to indemnify Agent, ratably according to their respective Revolving Commitments on a Pro Rata basis, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any proper and reasonable kind or nature whatsoever which may be imposed on, incurred by or asserted against Agent in any way relating to or arising out of the Loan Documents or any action taken or omitted by Agent under the Loan Documents, provided that no Bank shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from Agent's gross negligence or willful misconduct. Each Bank shall be entitled to be reimbursed by the Agent for any amount such Bank paid to Agent under this Section 14(h) to the extent the Agent has been reimbursed for such payments by Borrowers or any other Person. THE PARTIES INTEND FOR THE PROVISIONS OF THIS SECTION TO APPLY TO AND PROTECT THE AGENT FROM THE CONSEQUENCES OF ANY LIABILITY INCLUDING STRICT LIABILITY IMPOSED OR THREATENED TO BE IMPOSED ON AGENT AS WELL AS FROM THE CONSEQUENCES OF ITS OWN NEGLIGENCE, WHETHER OR NOT THAT NEGLIGENCE IS THE SOLE, CONTRIBUTING OR CONCURRING CAUSE OF ANY SUCH LIABILITY.

                  (i) Benefit of Section 14. The agreements contained in this
         Section 14 are solely for the benefit of Agent and the Banks and are not for the benefit of, or to be relied upon by, Borrowers, any affiliate of Borrowers or any other person.

                  (j) Pro Rata Treatment. Subject to the provisions of this Agreement, each payment (including each prepayment) by Borrowers and collection by Banks (including offsets) on account of the principal of and interest on the Notes and fees provided for in this Agreement, shall be made Pro Rata; provided, however, in the event that any Defaulting Bank shall have failed to make an Advance as contemplated under Section 3 hereof and Agent or another Bank or Banks shall have made such Advance, payment received by Agent for the account of such Defaulting Bank or Banks shall not be distributed to such Defaulting Bank or Banks until such Advance or Advances shall have been repaid in full to the Bank or Banks who funded such Advance or Advances.

                  (k) Assumption as to Payments. Except as specifically provided herein, unless Agent shall have received notice from Borrowers prior to the date on which any payment is due to Banks hereunder that Borrowers will not make such payment in full, Agent may, but shall not be required to, assume that Borrowers have made such payment in full to Agent on such date and Agent may, in reliance upon such assumption, cause to be distributed to each Bank on such due date an amount equal to the amount then due such Bank. If and to the extent Borrowers shall not have so made such payment in full to Agent, each Bank shall repay to Agent forthwith on demand such amount distributed to such Bank together with interest thereon, for each day from the date such amount is distributed to such Bank until the date such Bank repays such amount to Agent, at the interest rate applicable to such portion of the Revolving Loans.

                  (l) Other Financings. Without limiting the rights to which any Bank otherwise is or may become entitled, such Bank shall have no interest, by virtue of this Agreement or the Loan Documents, in (a) any present or future loans from, letters of credit issued by, or leasing or other financial transactions by, any other Bank to, on behalf of, or with Borrowers (collectively referred to herein as "Other Financings") other than the obligations hereunder; (b) any present or future guarantees by or for the account of Borrowers which are not contemplated by the Loan Documents; (c) any present or future property taken as security for any such Other Financings; or (d) any property now or hereafter in the possession or control of any other Bank which may be or become security for the obligations of Borrowers arising under any loan document by reason of the general description of indebtedness secured or property contained in any other agreements, documents or instruments relating to any such Other Financings.

                  (m) Interests of Banks. Nothing in this Agreement shall be construed to create a partnership or joint venture between Banks for any purpose. Agent, Banks and Borrowers recognize that the respective obligations of Banks under the Revolving Commitments shall be several and not joint and that neither Agent, nor any of Banks shall be responsible or liable to perform any of the obligations of the other under this Agreement. Each Bank is deemed to be the owner of an undivided interest in and to all rights, titles, benefits and interests belonging and accruing to Agent under the Security Instruments, including, without limitation, liens and security interests in any collateral, fees and payments of principal and interest by Borrowers under the Revolving Commitments on a Pro Rata basis. Each Bank shall perform all duties and obligations of Banks under this Agreement in the same proportion as its ownership interest in the Loans outstanding at the date of determination thereof.

                  (n) Investments. Whenever Agent in good faith determines that it is uncertain about how to distribute to Banks any funds which it has received, or whenever Agent in good faith determines that there is any dispute among the Banks about how such funds should be distributed, Agent may choose to defer distribution of the funds which are the subject of such uncertainty or dispute. If Agent in good faith believes that the uncertainty or dispute will not be promptly resolved, or if Agent is otherwise required to invest funds pending distribution to the Banks, Agent may invest such funds pending distribution (at the risk of Borrowers). All interest on any such investment shall be distributed upon the distribution of such investment and in the same proportions and to the same Persons as such investment. All monies received by Agent for distribution to the Banks (other than to the Person who is Agent in its separate capacity as a Bank) shall be held by the Agent pending such distribution solely as Agent for such Banks, and Agent shall have no equitable title to any portion thereof.

                  (o) Withholding Tax. Each Bank agrees to furnish (if it is organized under the laws of any jurisdiction other than the United States or any State thereof) to the Agent and the Borrowers prior to the time that the Borrowers are required to make any payment of principal, interest or fees hereunder, to such Bank, duplicate executed originals of either U.S. Internal Revenue Service Form 4224 or U.S. Internal Revenue Service Form 1001 (wherein such Bank claims entitlement to the benefits of a tax treaty that provides for a complete exemption from U.S. federal income withholding tax on all payments hereunder) and a Form W-8 and agrees to provide new Forms 4224 or 1001 and Form W-8, upon the expiration of any previously delivered from or comparable statements in accordance with applicable U.S. law and regulations and amendments thereto, and agrees to comply with all applicable U.S. laws and regulations with regard to such withholding tax exemption.

         15. EXERCISE OF RIGHTS. No failure to exercise, and no delay in exercising, on the part of the Agent or the Banks, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right. The rights of the Agent and the

Banks hereunder shall be in addition to all other rights provided by law. No modification or waiver of any provision of the Loan Documents, including this Agreement, or the Note nor consent to departure therefrom, shall be effective unless in writing, and no such consent or waiver shall extend beyond the particular case and purpose involved. No notice or demand given in any case shall constitute a waiver of the right to take other action in the same, similar or other circumstances without such notice or demand.

         16. NOTICES. Any notices or other communications required or permitted to be given by this Agreement or any other documents and instruments referred to herein must be given in writing either by facsimile transmission or personally delivered or couriered or mailed by prepaid certified or registered mail to the party to whom such notice or communication is directed at the address of such party as follows: (a) BORROWERS: c/o ATWOOD OCEANICS, INC. and ATWOOD DEEP SEAS, LTD., 15835 Park Ten Place Drive, Houston, Texas 77084, Facsimile No. (281) 492-0345; Attention: James M. Holland, Senior Vice President and Secretary; (b)
AGENT: c/o AGENT, BANK ONE, NA, 1 Bank One Plaza, 10th Floor, IL1-0362, Chicago, Illinois 60670, Facsimile No. (312) 732-3055, Attention: Kenneth J. Fatur, Director, Capital Markets and (c) any Bank at its address shown on any addendum hereto. Any such notice or other communication shall be deemed to have been given (whether actually received or not) on the day it is personally delivered or delivered by facsimile as aforesaid or, if mailed, on the third day after it is mailed as aforesaid. Any party may change its address for purposes of this Agreement by giving notice of such change to the other party pursuant to this
Section 16.

         17. EXPENSES. Borrowers shall pay (i) all reasonable and necessary out-of-pocket expenses of the Agent, including reasonable fees and disbursements of special counsel for the Agent, in connection with the preparation of this Agreement, the other Loan Documents, title and other due diligence and closing of the transaction described in this Agreement, any waiver or consent hereunder or any amendment hereof or any default or Event of Default or alleged default or Event of Default hereunder, (ii) all reasonable and necessary out-of-pocket expenses of the Agent, including reasonable fees and disbursements of special counsel for the Agent in connection with the preparation of any participation agreement for a participant or participants requested by Borrowers or any amendment thereof and (iii) if a default or an Event of Default occurs, all reasonable and necessary out-of-pocket expenses incurred by the Banks, including fees and disbursements of counsel, in connection with such default and Event of Default and collection and other enforcement proceedings resulting therefrom. THE BORROWERS HEREBY ACKNOWLEDGE THAT GARDERE WYNNE SEWELL LLP IS SPECIAL COUNSEL TO BANK ONE, AS AGENT AND AS A BANK, UNDER THIS AGREEMENT AND THAT IT IS NOT COUNSEL TO, NOR DOES IT REPRESENT THE BORROWERS IN CONNECTION WITH THE TRANSACTIONS DESCRIBED IN THIS AGREEMENT. The Borrowers are relying on separate counsel in the transaction described herein. The Borrowers shall indemnify the Banks against any transfer taxes, document taxes, assessments or charges made by any governmental authority by reason of the execution, delivery and filing of the Loan Documents. The obligations of this Section 17 shall survive any termination of this Agreement, the expiration of the Loans and the payment of the indebtedness of the Borrowers to the Banks hereunder and under the Notes.

         18. INDEMNITY. Borrowers agree to indemnify and hold harmless the Banks and their respective officers, employees, agents, attorneys and representatives (singularly, an "Indemnified Party", and collectively, the "Indemnified Parties") from and against any loss, cost, liability, damage or expense (including the reasonable fees and out-of-pocket expenses of counsel to the Banks, including all local counsel hired by such counsel) ("Claim") incurred by the Banks in investigating or preparing for, defending against, or providing evidence, producing documents or taking any other action in respect of any commenced or threatened litigation, administrative proceeding or investigation under any federal securities law, federal or state environmental law, or any other statute of any jurisdiction, or any regulation, or at common law or otherwise, which is alleged to arise out of or is based upon any acts, practices or omissions or alleged acts, practices or omissions of Borrowers or their agents or arises in connection with the duties, obligations or performance of the Indemnified Parties in negotiating, preparing, executing, accepting, keeping, completing, countersigning, issuing, selling, delivering, releasing, assigning, handling, certifying, processing or receiving or taking any other action with respect to the Loan Documents and all documents, items and materials contemplated thereby even if any of the foregoing arises out of an Indemnified Party's ordinary negligence. The indemnity set forth herein shall be in addition to any other obligations or liabilities of Borrowers to the Banks hereunder or at common law or otherwise, and shall survive any termination of this Agreement, the expiration of the Revolving Loans and the payment of all indebtedness of Borrowers to the Banks hereunder and under the Notes, provided that Borrowers shall have no obligation under this Section to the Bank with respect to any of the foregoing arising out of the gross negligence or willful misconduct of any Indemnified Party. If any Claim is asserted against any Indemnified Party, the Indemnified Party shall endeavor to notify Borrowers of such Claim (but failure to do so shall not affect the indemnification herein made except to the extent of the actual harm caused by such failure). The Indemnified Party shall have the right to employ, at Borrowers' expense, counsel of the Indemnified Parties' choosing and to control the defense of the Claim. Borrowers may at its own expense also participate in the defense of any Claim. Each Indemnified Party may employ separate counsel in connection with any Claim to the extent such Indemnified Party believes it reasonably prudent to protect such Indemnified Party. THE PARTIES INTEND FOR THE PROVISIONS OF THIS SECTION TO APPLY TO AND PROTECT EACH INDEMNIFIED PARTY FROM THE CONSEQUENCES OF ANY LIABILITY INCLUDING STRICT LIABILITY IMPOSED OR THREATENED TO BE IMPOSED ON AGENT AS WELL AS FROM THE CONSEQUENCES OF ITS OWN ORDINARY NEGLIGENCE, WHETHER OR NOT THAT NEGLIGENCE IS THE SOLE, CONTRIBUTING, OR CONCURRING CAUSE OF ANY CLAIM.

         19. GOVERNING LAW. THIS AGREEMENT IS BEING EXECUTED AND DELIVERED, AND IS INTENDED TO BE PERFORMED, IN HOUSTON, HARRIS, COUNTY, TEXAS, AND THE SUBSTANTIVE LAWS OF TEXAS SHALL GOVERN THE VALIDITY, CONSTRUCTION, ENFORCEMENT AND INTERPRETATION OF THIS AGREEMENT AND ALL OTHER DOCUMENTS AND INSTRUMENTS REFERRED TO HEREIN, UNLESS OTHERWISE SPECIFIED THEREIN.

         20. INVALID PROVISIONS. If any provision of this Agreement is held to be illegal, invalid, or unenforceable under present or future laws effective during the term of this Agreement, such provisions shall be fully severable and this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of this Agreement, and the remaining provisions of the Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance from this Agreement.

         21. MAXIMUM INTEREST RATE. Regardless of any provisions contained in this Agreement or in any other documents and instruments referred to herein, the Banks shall never be deemed to have contracted for or be entitled to receive, collect or apply as interest on the Notes any amount in excess of the Maximum Rate, and in the event any Bank ever receives, collects or applies as interest any such excess, or if an acceleration of the maturities of any Notes or if any prepayment by Borrowers result in Borrowers having paid any interest in excess of the Maximum Rate, such amount which would be excessive interest shall be applied to the reduction of the unpaid principal balance of the Notes for which such excess was received, collected or applied, and, if the principal balance of such Note is paid in full, any remaining excess shall forthwith be paid to Borrowers. All sums paid or agreed to be paid to the Banks for the use, forbearance or detention of the indebtedness evidenced by the Notes and/or this Agreement shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full term of such indebtedness until payment in full so that the rate or amount of interest on account of such indebtedness does not exceed the Maximum Rate. In determining whether or not the interest paid or payable under any specific contingency exceeds the Maximum Rate of interest permitted by law, Borrowers and the Banks shall, to the maximum extent permitted under applicable law, (i) characterize any non-principal payment as an expense, fee or premium, rather than as interest; and (ii) exclude voluntary prepayments and the effect thereof; and (iii) compare the total amount of interest contracted for, charged or received with the total amount of interest which could be contracted for, charged or received throughout the entire contemplated term of the Notes at the Maximum Rate.

         For purposes of Section 303 of the Texas Finance Code, to the extent applicable to any Lender or Agent, Borrowers agree that the Maximum Rate shall be the "weekly ceiling" as defined in said Chapter, provided that such Lender or Agent, as applicable, may also rely, to the extent permitted by applicable laws of the State of Texas and the United States of America, on alternative maximum rates of interest under the Texas Finance Code or other laws applicable to such Lender or Agent from time to time if greater.

         22. AMENDMENTS OR WAIVERS. Neither this Agreement nor any other Loan Document nor any terms hereof or thereof may be changed, waived or discharged or terminated unless such change, waiver, discharge or termination is in writing signed by the Borrowers and the Majority Banks, provided that no such change, waiver, discharge or termination shall, without the consent of each Bank (other than a Defaulting Bank) affected thereby, (i) extend the Maturity Date (it being understood that any waiver of the application of any prepayment of the Revolving Loans or the method of application of any prepayment shall not constitute any such extension), to reduce the rate or extend the time of payment of interest (other than as a result of waiving the applicability of any post-default increase in interest rates) or fees thereon, or reduce the principal amount thereof, (ii) increase the Revolving Commitment of any Bank over the amount thereof then in effect (it being understood that a waiver of any condition, covenant, Default or Event of Default shall not constitute a change in the terms of any Revolving Commitment of any Bank), (iii) release or permit the release of any Collateral from the Lien of the respective Security Instruments, except as permitted by Sections 12(s) and (12(a)(ii), (iv) amend, modify or waive any provision of this Section 22, (v) reduce the percentage specified in the definition of Majority Banks (it being understood and agreed that, with the consent of the Majority Banks, additional extensions of credit pursuant to this Agreement may be included in the determination of Majority Banks on substantially the same basis as the Revolving Commitments (and related extensions of credit) are included on the Effective Date), (vi) consent to the assignment or transfer by the Borrowers of any of their rights and obligations under this Agreement, (vii) waive, change the timing or amount of, or extend any mandatory reduction in the Revolving Commitment, (viii) waive any of the conditions precedent to the Effective Date or making of any Loan or Advance or issuance of any Letter of Credit, or (ix) amend this sentence. No provision of
Section 2, or any other provisions relating to and the issuance of Letters of Credit or the Administrative Agent may be modified without the consent of the Administrative Agent.

         23. MULTIPLE COUNTERPARTS. This Agreement may be executed in a number of identical separate counterparts, each of which for all purposes is to be deemed an original, but all of which shall constitute, collectively, one agreement. No party to this Agreement shall be bound hereby until a counterpart of this Agreement has been executed by all parties hereto.

         24. CONFLICT. In the event any term or provision hereof is inconsistent with or conflicts with any provision of the Loan Documents, the terms or provisions contained in this Agreement shall be controlling.

         25. SURVIVAL. All covenants, agreements, undertakings, representations and warranties made in the Loan Documents, including this Agreement, the Notes or other documents and instruments referred to herein shall survive all closings hereunder and shall not be affected by any investigation made by any party.

         26. PARTIES BOUND. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, assigns, heirs, legal representatives and estates, provided, however, that Borrowers may not, without the prior written consent of the Banks, assign any rights, powers, duties or obligations hereunder.

         27. ASSIGNMENTS AND PARTICIPATIONS.

                  (a) Each Bank shall have the right to sell, assign or transfer all or any part of its Note or Notes, its Revolving Commitments and its rights and obligations hereunder to an Eligible Assignee; provided, that with each sale, assignment or transfer (other than to an Affiliate, a Bank or a Federal Reserve Bank), shall require the consent of Borrowers and Agent, which consents will not be unreasonably withheld; provided, however, that no consent of Borrower shall be required if an Event of Default has occurred and is continuing. Any such assignee, transferee or recipient shall have, to the extent of such sale, assignment, or transfer, the same rights, benefits and obligations as it would if it were such Bank and a holder of such Note, Revolving Commitment and rights and obligations, including, without limitation, the right to vote on decisions requiring consent or approval of all Banks or Majority Banks and the obligation to fund its Revolving Commitment; provided, further, that (1) each such sale, assignment, or transfer (other than to an Affiliate, a Bank or a Federal Reserve Bank) shall be in an aggregate principal amount not less than $5,000,000, (2) each remaining Bank shall at all times maintain Revolving Commitments then outstanding in an aggregate principal amount at least equal to $1,000,000; (3) no Bank may offer to sell its Note or Notes, Revolving Commitment, rights and obligations or interests therein in violation of any securities laws; and (4) no such assignments (other than to a Federal Reserve Bank) shall become effective until the assigning Bank and its assignees delivers to Agent and Borrowers an Assignment and Acceptance and the Note or Notes subject to such assignment and other documents evidencing any such assignment. An assignment fee in the amount of $3,000 for each such assignment (other than to an Affiliate, a Bank or the Federal Reserve
         Bank) will be payable to Agent by assignor or assignee. Within five (5) Business Days after its receipt of copies of the Assignment and Acceptance and the other documents relating thereto and the Note or Notes, Borrowers shall execute and deliver to Agent (for delivery to the relevant assignee) a new Note or Notes evidencing such assignee's assigned Revolving Commitment, and within a reasonable time after delivery of such new Note or Notes to Agent, Agent shall return the old or replaced Note or Notes to Borrower, and if the assignor Bank has retained a portion of its Revolving Commitment, a replacement Note in the principal amount of the Revolving Commitment retained by the assignor (except as provided in the last sentence of this paragraph (a) such Note or Notes, to be in exchange for, but not in payment of, the Note or Notes held by such Bank). On and after the effective date of an assignment hereunder, the assignee shall for all purposes be a Bank, party to this Agreement and any other Loan Document executed by the Banks and shall have all the rights and obligations of a Bank under the Loan Documents, to the same extent as if it were an original party thereto, and no further consent or action by Borrowers, Banks or the Agent shall be required to release the transferor Bank with respect to its Revolving Commitment assigned to such assignee and the transferor Bank shall henceforth be so released.

                  (b) Each Bank shall have the right to grant participations in all or any part of such Bank's Notes and Revolving Commitment hereunder to one or more pension plans, investment funds, financial institutions or other Persons, provided, that:

                           (i) each Bank granting a participation shall retain
                  the right to vote hereunder, and no participant shall be entitled to vote hereunder on decisions requiring consent or approval of Bank or Majority Banks (except as set forth in (iii) below);

                           (ii) in the event any Bank grants a participation
                  hereunder, such Bank's obligations under the Loan Documents shall remain unchanged, such Bank shall remain solely responsible to the other parties hereto for the performance of such obligations, such Bank shall remain the holder of any such Note or Notes for all purposes under the Loan Documents, and Agent, each Bank and Borrowers shall be entitled to deal with the Bank granting a participation in the same manner as if no participation had been granted; and

                           (iii) no participant shall ever have any right by
                  reason of its participation to exercise any of the rights of Banks hereunder, except that any Bank may agree with any participant that such Bank will not, without the consent of such participant (which consent may not be unreasonably withheld) consent to any amendment or waiver requiring approval of all Banks.

                  (c) It is understood and agreed that any Bank may provide to assignees and participants and prospective assignees and participants financial information and reports and data concerning Borrowers' properties and operations which was provided to such Bank pursuant to this Agreement.

                  (d) Upon the reasonable request of either Agent or Borrowers, each Bank will identify those to whom it has assigned or participated any part of its Notes and Revolving Commitment, and provide the amounts so assigned or participated.

         28. CHOICE OF FORUM: CONSENT TO SERVICE OF PROCESS AND JURISDICTION. THE OBLIGATIONS OF BORROWERS UNDER THE LOAN DOCUMENTS ARE PERFORMABLE IN HARRIS COUNTY, TEXAS. ANY SUIT, ACTION OR PROCEEDING AGAINST THE BORROWERS WITH RESPECT TO THE LOAN DOCUMENTS OR ANY JUDGMENT ENTERED BY ANY COURT IN RESPECT THEREOF, MAY BE BROUGHT IN THE COURTS OF THE STATE OF TEXAS, COUNTY OF HARRIS, OR IN THE UNITED STATES COURTS LOCATED IN HARRIS COUNTY, TEXAS AND THE BORROWERS HEREBY SUBMIT TO THE NON-EXCLUSIVE JURISDICTION OF SUCH COURTS FOR THE PURPOSE OF ANY SUCH SUIT, ACTION OR PROCEEDING. THE BORROWERS HEREBY IRREVOCABLY CONSENT TO SERVICE OF PROCESS IN ANY SUIT, ACTION OR PROCEEDING IN SAID COURT BY THE MAILING THEREOF BY BANK BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO THE BORROWERS, AS APPLICABLE, AT THE ADDRESS FOR NOTICES AS PROVIDED IN SECTION 16. THE BORROWERS HEREBY IRREVOCABLY WAIVE ANY OBJECTION WHICH THEY MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENT BROUGHT IN THE COURTS LOCATED IN THE STATE OF TEXAS, COUNTY OF HARRIS, AND HEREBY FURTHER IRREVOCABLY WAIVE ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

         29. WAIVER OF JURY TRIAL. THE BORROWERS HEREBY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

         30. OTHER AGREEMENTS. THIS WRITTEN LOAN AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

         31. FINANCIAL TERMS. All accounting terms used in this Agreement which are not specifically defined herein shall be construed in accordance with GAAP.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                                   BORROWERS:

                                   ATWOOD OCEANICS, INC.,
                                   a Texas corporation

                               By: /s/JOHN IRWIN
                                   ------------------------
                                     John Irwin
                                     President


                               By: /s/JAMES M. HOLLAND
                                   ------------------------
                                     James M. Holland
                                     Senior Vice President

                                   ATWOOD DEEP SEAS, LTD.,
                                   a Texas limited partnership

                               By: Atwood Hunter Co.,
                                   its general partner


                                   By:  /s/JAMES M. HOLLAND
                                       -----------------------
                                         James M. Holland
                                         Vice President

                                     BANKS:

Revolving Commitment:            BANK ONE, NA, a national
--------------------                 banking association (Main Office Chicago)
$11,999,999                          as a Bank and as Administrative Agent



                                     By: /s/KENNETH J. FATUR
                                         ---------------------------
                                           Kenneth J. Fatur
                                           Director, Capital Markets

                                     Address for Notices for
                                     perational matters:

                                     1 Bank One Plaza, IL 1-0634
                                     Chicago, Illinois 60670
                                     Attention:              Mattie Reed
                                     Telephone No.:    (312) 732-5219
                                     Fax No.:          (312) 732-4840

                                     Address for Notices for
                                     credit matters:

                                     1717 Main Street
                                     Dallas, Texas 75201
                                     Attention:              Stephen Lescher
                                     Telephone No.:    (214) 290-2731
                                     Fax No.:          (214) 290-2332

Revolving Commitment:            CREDIT LYONNAIS, NEW YORK BRANCH
--------------------               as a Bank and as Syndication Agent
$9,642,857

                                   By: /s/BERNARD WEYMULLER
                                       -------------------------
                                   Name:  Bernard Weymuller
                                          -----------------------
                                   Title: Senior Vice President
                                          -----------------------

                                   Address for Notices for operational matters:

                                   Credit Lyonnais
                                   1301 Avenue of the Americas
                                   New York, New York 10019

                                   Attention:  Bindu Menor
                                              --------------------
                                   Telephone No.:  (212) 261-7633
                                   Fax No.:        (917) 849-5440

                                   Address for Notices for credit matters:

                                   Credit Lyonnais
                                   1301 Travis Street
                                   Houston, Texas 77002

                                   Attention:  Joseph Maxwell
                                              -----------------------
                                   Telephone No.:  (713) 890-8612
                                   Fax No.:        (713) 890-8668

Revolving Commitment:            FORTIS CAPITAL CORP.
--------------------               as a Bank and as Syndication Agent
$9,857,143


                                   By:  /s/CHRISTOPHER TURTON
                                       ----------------------------
                                   Name:  Christopher Turton
                                          -------------------------
                                   Title: Managing Director
                                          -------------------------

                                   By:  /s/CHR. TOBIAS BACKER
                                       ----------------------------
                                   Name:  Chr. Tobias Backer
                                          -------------------------
                                   Title: Assistant Vice President
                                          -------------------------

                                   Address for Notices for
                                   operational matters:

                                   Three Stanford Plaza
                                   301 Tresser Boulevard
                                   Stanford, Connecticut 06901

                                   Attention:   Marlene Purrier-Ellis
                                               ----------------------------
                                   Telephone No.: (203) 705-5753
                                   Fax No.:       (203) 705-5888

                                   Address for Notices for
                                   credit matters:

                                   Three Stanford Plaza
                                   301 Tresser Boulevard
                                   Stanford, Connecticut 06901

                                   Attention:    Dr. Tobias Bocker
                                                ----------------------------
                                   Telephone No.: (203) 705-5487
                                   Fax No.:       (203) 705-5896

Revolving Commitment:            NORDEA, ACTING THROUGH NORDEA BANK
---------------------              FINLAND PLC, NEW YORK BRANCH, as a Bank
$11,785,714                        and as Documentation Agent



                                   By:  /s/MARTIN LUNDER
                                       ---------------------------
                                   Name:   Martin Lunder
                                          ------------------------
                                   Title:  Senior Vice President
                                          ------------------------


                                   By:  /s/HANS CHR. KJELSRUD
                                       ---------------------------
                                   Name:   Hans Chr. Kjelsrud
                                          ------------------------
                                   Title:  Senior Vice President
                                          ------------------------

                                   Address for Notices for
                                   operational matters:

                                   437 Madison Avenue
                                   New York, New York 10022

                                   Attention:           Loan Administration
                                   Telephone No.: (212) 318-9300
                                   Fax No.:       (212) 421-4420

                                   Address for Notices for
                                   credit matters:

                                   437 Madison Avenue
                                   New York, New York 10022

                                   Attention:           Shipping, Offshore & Oil
                                                        Services
                                   Telephone No.: (212) 318-9300
                                   Fax No.:       (212) 421-4420

Revolving Commitment:            THE BANK OF TOKYO-MITSUBISHI, LTD.
--------------------
$4,285,714

                                   By:  /s/ICHIRO OTANI
                                       ----------------------------
                                   Name:   Ichiro Otani
                                          -------------------------
                                   Title:  Deputy General Manager
                                          -------------------------


                                   Address for Notices for
                                   operational matters:

                                   1100 Louisiana Street, Suite 2800
                                   Houston, Texas 77002

                                   Attention:    Nadra Breir
                                                ----------------------------
                                   Telephone No.: (713) 655-3847
                                   Fax No.:       (713) 658-0116

                                   Address for Notices for
                                   credit matters:

                                   1100 Louisiana Street, Suite 2800
                                   Houston, Texas 77002

                                   Attention:    Damian Sullivan
                                                ----------------------------
                                   Telephone No.: (713) 655-3808
                                   Fax No.:       (713) 658-0116

Revolving Commitment:            CREDIT AGRICOLE INDOSUEZ
---------------------
$7,714,286

                                   By:  /s/ ISABELLE BILLECOCQ
                                       -------------------------------
                                   Name:    Isabelle Billecoco
                                          ----------------------------
                                   Title:   Assistant Vice President
                                          ----------------------------

                                   By:  /s/ MARYVONNE DOURVER
                                       -------------------------------
                                   Name:    Maryvonne Dourver
                                          ----------------------------
                                   Title:   Vice President
                                          ----------------------------


                                   Address for Notices for
                                   operational matters:

                                   Credit Agricole Indosuez
                                   9, Quai Du President Paul Doumer
                                   92920 La Defense Cedex
                                   FRANCE

                                   Attention: Sylvie Godet-Couery/Sophie Guittet
                                              Telephone No.:    +33 141 89 12 49
                                              Fax No.:          +33 141 89 19 34

                                   Address for Notices for
                                   credit matters:

                                   Credit Agricole Indosuez
                                   Representative Office Norway
                                   P.O. Box 1675
                                   0120 Oslo Norway

                                   Attention:                Jonas Gunstad
                                   Telephone No.     +47 22 01 96 50
                                   Fax No.:          +47 22 61 06 51

Revolving Commitment:            NATEXIS BANQUES POPULAIRES
---------------------
$5,571,429

                                   By:  /s/ TIMOTHY L. POLVADO
                                       --------------------------------------
                                   Name:    Timothy L. Polvado
                                          -----------------------------------
                                   Title:   Vice President and Group Manager
                                          -----------------------------------

                                   By:   /s/ DONOVAN C. BROUSSARD
                                       ---------------------------------------
                                   Name:     Donovan C. Broussard
                                          ------------------------------------
                                   Title:    Vice President
                                          ------------------------------------

Revolving Commitment:            THE FUJI BANK, LIMITED,
--------------------                   HOUSTON AGENCY
$5,571,429


                                       By:
                                          -----------------------------------
                                       Name:
                                            ---------------------------------
                                       Title:
                                             --------------------------------

                                       Address for Notices for
                                       operational matters:

                                       --------------------------------------
                                       --------------------------------------
                                       --------------------------------------

                                       Attention:
                                                      -----------------------
                                       Telephone No.:
                                                      -----------------------
                                       Fax No.:
                                                      -----------------------

                                       Address for Notices for
                                       credit matters:

                                       --------------------------------------
                                       --------------------------------------
                                       --------------------------------------

                                       Attention:
                                                      -----------------------
                                       Telephone No.:
                                                      -----------------------
                                       Fax No.:
                                                      -----------------------

Revolving Commitment:            WHITNEY NATIONAL BANK
--------------------
$8,571,429

                                       By:  /s/HARRY C. STAHEL
                                           ---------------------------
                                       Name:   Harry C. Stahel
                                              ------------------------
                                       Title:  Senior Vice President
                                              ------------------------


                                       By:
                                          -----------------------------------
                                       Name:
                                            ---------------------------------
                                       Title:
                                             --------------------------------

                                       Address for Notices for
                                       operational matters:

                                       --------------------------------------
                                       --------------------------------------
                                       --------------------------------------

                                       Attention:    Sarah Brombacher
                                                    -----------------------
                                       Telephone No.: (504) 552-4804
                                                      -----------------------
                                       Fax No.:       (504) 599-3073
                                                      -----------------------

                                       Address for Notices for
                                       credit matters:

                                       228 St. Charles Avenue
                                       New Orleans, LA 70130

                                       Attention:    Harry C. Stahel
                                                    -----------------------
                                       Telephone No.:  (504) 586-7206
                                                      -----------------------
                                       Fax No.:        (504) 586-3409
                                                      -----------------------